Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A (AMENDMENT NO. 1)

Tier 2

Offering Statement UNDER THE SECURITIES ACT OF 1933

MyRXWallet North America Corporation

(Exact name of registrant as specified in its charter)

Wyoming	7374	33-1503628
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

732 S. 6th Street, #5397

Las Vegas, NV 89101

(702) 546-8686

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Northwest Registered Agent Service Inc.

30 N Gould St Ste N

Sheridan, WY 82801 USA

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

Please send copies of all correspondence to:

Corporate Counsel Law Office of Dan M Winder, P.C. 3507 3705 W. Charleston Blvd. Las Vegas, NV 89102 Phone: (702) 878-6000 Fax: (702) 474-0631 winderdanatty@gmail.com	Business Legal Advisors, LLC Brian Higley, Esq. Attorney at Law 14888 Auburn Sky Drive, Draper, UT 84020 (801) 634-1984 brian@businesslegaladvisor.com

EXPLANATORY NOTE

This Amendment No. 1 to the Offering Statement on Form 1-A (the “Offering Statement”) of MyRXWallet North America Corporation (the “Company”) is being filed solely to (i) remove all references to Maxim Group LLC from the Company’s investor presentation and (ii) re-file the corrected investor presentation as Exhibit 15.1. No other changes are being made to the Offering Statement. Except as specifically described in this Explanatory Note, this Amendment No. 1 does not modify, update, or amend any other disclosure, financial statement, or exhibit contained in or filed with the Offering Statement, and the Company has not updated forward-looking or other information to reflect events occurring after the date of the original filing.

THIS OFFERING CIRCULAR IS PART OF AN OFFERING STATEMENT ON FORM 1-A FILED PUBLICLY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THIS IS A PRELIMINARY OFFERING CIRCULAR AND IS SUBJECT TO COMPLETION OR AMENDMENT. THE INFORMATION CONTAINED HEREIN IS SUBJECT TO CHANGE, AND THE SECURITIES DESCRIBED HEREIN MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO QUALIFICATION OF THE OFFERING STATEMENT BY THE SEC.

PRELIMINARY OFFERING CIRCULAR DATED JUNE 23, 2026

OFFERING CIRCULAR

MyRxWallet

MyRXWallet North America Corporation

732 S. 6th Street, #5397

Las Vegas, NV 89101

(702) 546-8686

www.myrxwallet.io

MAXIMUM GROSS OFFERING: $74,980,795

In this offering, we are offering up to 882,127 shares of our common stock at $85 per share for maximum gross proceeds to us of up to $74,980,795, before deduction of offering expenses, assuming all shares are sold. This is a primary-only offering; no shares are being offered by selling shareholders. This offering will begin as soon as practicable after this offering circular has been qualified by the United States Securities and Exchange Commission (the “SEC” or the “Commission”).

Our common stock is not now listed on any national securities exchange (such as Nasdaq or the NYSE) or quotation system (such as the OTC Markets) and there is no market for our securities. Although we intend to apply for quotation of our Common Stock on the OTCQB or OTCQX through a market maker, public trading of our common stock may never materialize and there is no guarantee that an active trading market will develop in our securities. Investors should be prepared to hold our shares indefinitely.

All of the shares being registered for sale by us will be sold at a fixed price, which will be $85. We, by determination of our board of directors, in our sole discretion, may issue common stock under this offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. There is no minimum amount we are required to raise from the shares being offered by us. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into our bank account. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to implement our company’s business plan.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement on Form 1-A (the “Offering Statement”), or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

Our Chief Executive Officer, Olivia Trinh, beneficially owns a majority of the issued and outstanding shares of our Common Stock and, thus, she controls a majority of the voting power of our Company. For so long as Ms. Trinh owns a majority of the voting power of the Company, she will control the outcome of matters submitted to a stockholder vote, including the appointment of all directors of the Company.

We expect to commence the offer and sale of the shares of common stock being offered pursuant to this offering circular as soon as practicable or within two calendar days of the qualification date.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

There is currently no trading market for our common stock. Our common stock is not currently listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee that an active trading market will develop in our securities.

Concurrent Exchange Act Registration

Concurrently with the qualification of this offering statement, we intend to file a registration statement on Form 8-A with the Securities and Exchange Commission to voluntarily register our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 8-A, we will become subject to the information and reporting requirements of the Exchange Act, including the requirements to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and beneficial ownership reports. We will also become subject to the other provisions of the Exchange Act applicable to issuers with a class of equity securities registered thereunder, including certain corporate governance requirements and the proxy rules.

Emerging Growth Company/Smaller Reporting Company

As an “emerging growth company” and “smaller reporting company” under the Exchange Act, we will be permitted to take advantage of certain reduced disclosure and other requirements that will apply for so long as we remain an emerging growth company or smaller reporting company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ’RISK FACTORS’ BEGINNING ON PAGE 5.

The date of this offering circular is June 23, 2026

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Commission. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

Forward-looking statements in this Offering Circular include, but are not limited to, statements about the Company’s ability to satisfy the $1.15 billion in promissory note obligations to related parties, the expected method of satisfying those obligations, the potential dilution from conversion of the notes and payment of interest in stock, the terms and completion of anticipated Capped Call arrangements, and the Company’s ability to maintain sufficient authorized shares to satisfy the notes. These forward-looking statements are subject to substantial risks including the risk that the notes may be called on demand, that the Noteholders may elect to receive interest in stock rather than cash, and that conversion and interest payments may result in dilution substantially greater than currently estimated.

ii

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to MyRXWallet North America Corporation and its wholly owned subsidiaries, MyRxWallet DAO, LLC, and MyRxWallet Prana, Pvt. Ltd., and majority owned subsidiary, MyRxWallet Capital, Inc.

This offering circular, and any supplement to this offering circular include “forward-looking statements.” To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

Overview

MyRxWallet North America Corporation (the “Company,” “MyRxWallet,” or the “Parent Company”) through its wholly owned subsidiary, MyRxWallet DAO, LLC plans to pioneer a decentralized, blockchain-based platform that empowers patients to securely manage and monetize their healthcare data. With the current state of healthcare technology struggling to protect patient data from increasing cybersecurity threats, MyRxWallet intends to offer a secure, advanced solution designed to prevent breaches and reward patients for their participation.

We are a start-up company recently formed in October 2024. Subsequent to the period covered by our audited financial statements, the Company deployed its EHR platform to production at ehr.myrxwallet.io. The platform is technically operational, with APIs, patient and provider portals, and Hyperledger blockchain infrastructure live. On April 17, 2026, the platform successfully completed all 317 sub-tests of the ONC Inferno v8.0.0 certification test suite administered by the Office of the National Coordinator for Health Information Technology (ONC) on the first attempt with zero failures, which is the required predicate for ONC Health IT Module Certification under 45 CFR 170.315(g)(10). The Company remains pre-commercial: there are no external users, no executed pilot or customer agreements, and no revenue as of the date of this Offering Circular. The Company intends to use a portion of the proceeds of this offering to hire additional engineers, programmers, and staff to further develop its platform, complete ONC Module Certification, and build its sales and commercial operations.

Our mission is to revolutionize healthcare data management by providing patients with full control over their personal health data while securing that data through blockchain technology. By enabling patients to monetize their health data, we aim to address deficiencies in traditional healthcare systems and enhance data security. We believe our platform will reshape the future of healthcare, putting privacy and ownership in the hands of patients.

1

Risk Factor Summary

Our business will be subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

•	The Company has failed to generate revenues or profits;

•	Significant competition;

•	Risks associated with and unique to the health care industry;

•	Geopolitical situation in countries we operate in;

•	Not getting paid by customers;

•	Stability of the internet and cybersecurity;

•	Increased costs associated with reporting obligations as a public company;

•	Exposure of our intellectual property and confidential information;

•	Our management controls the voting of our outstanding securities; and

•	There is no market for our securities and there may never be.

2

The Offering

We are offering our common stock pursuant to rules mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

Issuer name	MyRXWallet North America Corporation, Wyoming corporation.
Securities being offered by the Company	We are offering up to 882,127 shares of our common stock at $85 per share on a “best efforts” basis through our officers and directors for maximum gross proceeds to us of up to $74,980,795, before deduction of offering expenses, assuming all shares are sold. This is a primary-only offering; no shares are being offered by selling shareholders.
Offering price per share	We will sell the shares at a fixed price per share of $85.
Number of shares of common stock outstanding before the offering of common stock	280,352,363 shares of our common stock are currently issued and outstanding (reflecting 283,295,363 shares issued less 2,943,000 shares held in treasury).
Number of shares of common stock outstanding after the offering of common stock	281,234,490 shares of our common stock will be issued and outstanding if we sell all the shares we are offering herein (reflecting 280,352,363 shares currently outstanding plus 882,127 shares offered hereby).
The minimum number of shares to be sold in this offering	There is no minimum number of shares to be sold in this offering. We do not intend to use an escrow agent as this is a “best-efforts” offering and funds will be available immediately to us for use.
Minimum investment	The minimum investment amount for a single investor is in the cumulative principal amount of $500, unless waived by the Company in its sole discretion.
Use of Proceeds

The Company intends to use a significant portion of the 70% allocation of this offering, representing aggregate gross proceeds of $52,499,400, exclusively for mergers and acquisitions, legal fees, accounting expenses, research and development, capital investments and working capital. These acquisitions are designed to expand and vertically integrate the MyRxWallet ecosystem across healthcare, data infrastructure, and technology services.

In the event that any qualified shares remain unsold, the Company has several additional acquisition targets prepared to proceed immediately upon access to liquidity following qualification. Management may, if necessary, allocate a limited portion of the proceeds to transaction expenses directly associated with these acquisitions, including legal, accounting, and regulatory costs.

See “Use of Proceeds” below.

Termination of the Offering	The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our Board of Directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs and selling expenses to be approximately $50,000.
Risk Factors	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

3

Concurrent Exchange Act Registration and Ongoing Reporting Obligations

Immediately upon qualification of this offering statement, we intend to file a registration statement on Form 8-A with the SEC to voluntarily register our common stock under Section 12(g) of the Exchange Act. This registration will make us a fully reporting public company subject to the periodic reporting and other requirements of the Exchange Act.

What this means for our company:

•	Periodic Reporting: We will be required to file annual reports on Form 10-K within 90 days after our fiscal year end (with possible 15-day extension), quarterly reports on Form 10-Q within 45 days after each of our first three fiscal quarters (with possible 5-day extension), and current reports on Form 8-K to report specified material events within four business days.

•	First Form 10-K Deadline: Our next fiscal year ends September 30, 2026. We will be required to file our first annual report on Form 10-K by December 29, 2026 (or January 13, 2027 if we file for an extension).

•	Proxy Statements: We will be subject to the SEC’s proxy rules and will be required to provide our stockholders with a proxy statement meeting SEC requirements in advance of any stockholder meeting.

•	Section 16 Reporting: Our directors, executive officers, and beneficial owners of more than 10% of our common stock will be required to file reports of their ownership and changes in ownership with the SEC under Section 16 of the Exchange Act.

•	Sarbanes-Oxley Act Compliance: We will be subject to the applicable provisions of the Sarbanes-Oxley Act of 2002, including Section 404(a) requiring management’s annual assessment of our internal control over financial reporting. As an emerging growth company, we will be exempt from the Section 404(b) requirement for an auditor attestation on internal control over financial reporting for up to five years.

•	Increased Costs: We estimate that compliance with Exchange Act reporting requirements will cost us approximately $300,000 to $500,000 annually in legal, accounting, and administrative costs.

Why we are taking this step:

Our Board of Directors believes that becoming a fully reporting Exchange Act company will:

•	Enhance our credibility with customers, partners, and investors;

•	Provide greater transparency to our stockholders;

•	Potentially improve liquidity for our stockholders;

•	Position us to pursue listing on a national securities exchange (such as Nasdaq or NYSE) in the future; and

•	Facilitate our ability to raise additional capital through registered public offerings.

Emerging Growth Company and Smaller Reporting Company Status:

We qualify as both an “emerging growth company” under the JOBS Act and a “smaller reporting company” under Exchange Act rules. As a result, we will be permitted to take advantage of certain reduced disclosure obligations and extended transition periods for new accounting standards. We may remain an emerging growth company for up to five years following the completion of this offering, or until earlier if we have more than $1.235 billion in annual revenues, issue more than $1 billion in non-convertible debt over a three-year period, or become a “large accelerated filer.”

4

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Summary of Principal Risk Factors

Risks Related to Our Financial Condition

•	We have a limited operating history, have incurred significant losses since inception, and have substantial doubt about our ability to continue as a going concern. As of September 30, 2025, we had an accumulated deficit of $39,534 and working capital of $35,821.

•	We will require substantial additional capital to execute our business plan, and there is no assurance that additional financing will be available on acceptable terms, or at all. This offering has no minimum amount, so proceeds may be insufficient to fund our operations.

Risks Related to Our Business and Operations

•	We were formed in October 2024, have generated minimal revenue ($166,788 from inception), and while our core EHR platform has been deployed to production, it remains pre-commercial with no external users or customer agreements; our AI/ML clinical decision support, biobank infrastructure, and other advanced platform capabilities remain under development with no assurance of successful completion or market acceptance.

•	We face intense competition from established companies with significantly greater resources and have not yet demonstrated our ability to compete effectively or achieve market adoption.

•	We have completed two significant acquisitions and plan additional acquisitions, which involve substantial integration risks, potential unknown liabilities, and diversion of management resources.

•	We depend heavily on our Chief Executive Officer, and the loss of key personnel could severely disrupt our business.

5

Risks Related to Technology and Cybersecurity

•	Our AI, machine learning, and advanced analytics capabilities do not currently exist and are entirely unproven. While our core EHR platform and Hyperledger blockchain infrastructure have been deployed to production and have successfully completed ONC Inferno v8.0.0 testing, these technologies have not yet been tested at commercial scale with external users and may not function as intended under real-world operating conditions.

•	Despite our security-focused platform design, any cybersecurity breach could result in significant liability, regulatory penalties, and reputational harm.

•	Our planned use of open-source software components subject to copyleft licenses may require us to publicly disclose our proprietary source code if we fail to comply with applicable license terms, which could negate our competitive advantage.

Risks Related to Healthcare Regulation

•	We operate in a heavily regulated industry and must comply with HIPAA, GDPR, India’s DPDP Act, and other complex and evolving privacy and healthcare regulations. Non-compliance could result in substantial penalties and operational restrictions.

•	Healthcare reform and regulatory changes could materially adversely affect our business model and customers.

Risks Related to International Operations

•	We have substantial operations and approximately $107 million in commitments in India, exposing us to political, economic, currency, and legal risks, including difficulties in repatriating funds and enforcing contracts.

•	Our land acquisitions in India have not yet closed, legal title has not transferred, and there are significant uncertainties regarding completion of these transactions.

Risks Related to Corporate Governance and Control

•	Our Chief Executive Officer beneficially owns approximately 71.47% of our voting stock, giving her control over all stockholder matters, which may conflict with other stockholders’ interests.

•	We have identified material weaknesses in our internal controls, including the lack of an audit committee with financial expertise.

•	We have engaged in significant related party transactions, including share buybacks totaling approximately $1.15 billion from entities controlled by our CEO, which may not be on arm’s-length terms.

•	Since its founding in 2024, the Company has had two Chief Executive Officers, and while each transition was voluntary and orderly, leadership changes in a development-stage company may raise concerns about management stability and continuity of strategic vision.

6

Risks Related to Our Common Stock and This Offering

•	There is no public market for our common stock, and an active trading market may never develop. Investors should be prepared to hold shares indefinitely.

•	New investors will experience immediate dilution of approximately $84.70 per share, or 99.65% of the $85 offering price.

•	We do not intend to pay dividends, so any return depends entirely on stock price appreciation.

•	Our Board may issue preferred stock with rights senior to common stock that could adversely affect common stockholders.

Risks Related to Share Repurchases and Promissory Notes

•	We have incurred substantial indebtedness ($1.15 billion) to entities controlled by our CEO through demand promissory notes that (i) are convertible at $125 per share into up to 10.6 million shares, (ii) require quarterly interest payments in common stock creating ongoing dilution, (iii) may be called for immediate payment at any time, and (iv) automatically renew indefinitely, creating conflicts of interest and threatening our ability to continue as a going concern.

7

Risk Factors Related to Our Financial Condition

The Company has limited operating history and has a new business model in an emerging and rapidly evolving market.

We are an early-stage development enterprise and lack any operating history to evaluate in assessing our future prospects. Our business and prospects in light of the risks and difficulties we will encounter as a development stage company in a new and rapidly evolving market must be seriously considered. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results. In addition, we do not know if our business model will operate effectively during the next economic downturn. Furthermore, we are unable to predict the likely duration and severity of any potential adverse economic conditions in the U.S. and other countries, but the longer the duration the greater risks we face in operating our business. There can be no assurance, therefore, that current economic conditions or worsening economic conditions, or a prolonged or recurring recession, will not have a significant adverse impact on our operating and financial results.

We have limited cash on hand and there is substantial doubt as to our ability to continue as a going concern.

We are a start-up that was formed on October 16, 2024 in the State of Wyoming. To date, we have not generated any revenue, and we have incurred losses and cash flow deficits. As at September 30, 2025, we had cash on hand of $48,998 and we had working capital of $35,821. As noted in our financial statements, as of September 30, 2025, we had an accumulated deficit of $39,534. We anticipate that we will continue to report losses and negative cash flow. Our auditors have raised substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and financings.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful.

We are dependent on outside financing for continuation of our operations.

The success of our services will depend largely on the continued development, operation, and maintenance of our blockchain infrastructure. The Company has deployed its Hyperledger blockchain infrastructure to production, with APIs and smart contract layers operational. However, this infrastructure has not yet been tested at commercial scale with external users. The blockchain infrastructure may be unable to support increased user demand, higher transaction volumes, or the expanded data loads anticipated as the platform grows. In addition, increasing numbers of users, bandwidth requirements, or problems caused by viruses, worms, malware, and similar programs may harm the performance of the platform. The blockchain has experienced, and is likely to continue to experience, significant growth in the number of users and amount of traffic in the broader ecosystem. These outages and delays could reduce the level of usage of our services and could adversely impact our business.

Our business depends significantly on effective and secure blockchain information systems and the continued successful operation of these technologies. The Company has deployed its Hyperledger blockchain infrastructure and core EHR platform to production. These systems require continual investment for maintenance, upgrades, and enhancement to meet our operational needs and to handle our expansion and growth. Any inability or failure to properly maintain these information systems, successfully update or expand processing capability, or develop new capabilities to meet our business needs in a timely manner could result in operational disruptions, loss of existing or prospective customers, difficulty in attracting new customers, impairment of the implementation of our growth strategies, delays in settling disputes with customers and providers, regulatory problems, increases in administrative expenses, loss of our ability to produce timely and accurate reports, and other adverse consequences. Furthermore, our business requires the secure transmission of confidential information over public networks. Because of the confidential information we store and transmit, security breaches could expose us to a risk of regulatory action, litigation, possible liability, and loss. Our security measures may prove inadequate to prevent security breaches, and our business operations and profitability would be adversely affected by cancellation of contracts, loss of members, and potential criminal and civil sanctions if security breaches occur.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

8

Risk Factors Related to Our Business

The markets that we are targeting for revenue opportunities are emerging within a well-established healthcare industry, are rapidly developing and may change before we can access them.

The markets for blockchain products and services that we are targeting for revenue opportunities are changing rapidly; and the barriers to entry into the niche are high and require unique experience and qualification. We cannot provide assurance that we will be able to realize these revenue opportunities before they change or before other companies enter or even dominate the market. Furthermore, we have based certain of our revenue opportunities on statistics provided by third party industry sources. Such statistics are based on ever-changing customer preferences due to our rapidly changing industry. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to emerge and intensify in the future, which could adversely affect our ability to increase sales, limit client attrition and maintain our prices.

We may be unsuccessful in achieving broad market education and changing healthcare patient habits.

Our success and future growth largely depend on our ability to increase healthcare patient awareness of our platform and offerings, and on the willingness of patient consumers to access information and use our platform as a place to centralize patient data and connect with healthcare providers. To effectively market our platform, we must educate patients about the various purchase options and the benefits of using our blockchain platform when seeking information about healthcare data options. We focus our marketing and education efforts on patients, physicians, pharmacists and other participants that interact with patients. However, we cannot assure you that we will be successful in changing healthcare habits or that we will achieve broad market education or awareness among patient consumers. Even if we are able to raise awareness among patient consumers, they may be slow in changing their habits and may be hesitant to use our platform for a variety of reasons, including:

•	The Company is currently a pre-revenue, development-stage entity. Subsequent to September 30, 2025, the Company deployed its core EHR platform to production at ehr.myrxwallet.io. The Company’s present activities include: (i) completing ONC Health IT Module Certification following the April 17, 2026 ONC Inferno v8.0.0 test suite completion (317/317 sub-tests passed, zero failures); (ii) developing additional platform capabilities including AI/ML clinical decision support, expanded blockchain functionality, and the MyRxToken program, none of which currently exist; (iii) maintaining corporate governance, regulatory compliance, and SEC reporting obligations; and (iv) managing its strategic transaction program, including the pending Indian land acquisitions and the Noah Therapeutics SPA. The Company has not yet commenced commercial operations, generated revenue from its platform, or onboarded any external users or customers. Upon receipt of sufficient funding from this offering, the Company intends to implement its business plan as described in this Offering Circular, subject to adjustment based on the actual funding level received and prevailing market and operational conditions at the time of implementation.

•	perception that our platform does not provide adequate marketing;

•	concerns about the privacy and security of the data that consumers share with or through our platform;

•	competition and negative selling efforts from competitors, including competing platforms and price matching programs; and

•	perception regarding the time and complexity of using our platform.

If we fail to achieve broad market education of our platform and/or fail to convince patient consumers to subscribe for our services, or if we are unsuccessful in changing marketing habits, our business, financial condition and results of operations would be adversely affected.

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Our business depends on the development and maintenance of the blockchain infrastructure.

The success of our services will depend largely on the development and maintenance of our blockchain infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable internet access and services. The blockchain has experienced, and is likely to continue to experience, significant growth in the number of users and amount of traffic. The blockchain infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements or problems caused by viruses, worms, malware and similar programs may harm the performance of the platform. The backbone computers of the internet have been the targets of such programs. The blockchain has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage generally as well as the level of usage of our services, which could adversely impact on our business.

The nature of our blockchain platform requires sophisticated encryption technology to defend against hacking due to the personal information as well as the financial transaction data that will be utilized by a consumer/patient.

Potential investors should be aware of the difficulties normally encountered by companies developing and commercializing new technology and the high rate of failure of such enterprises. While the Company has successfully deployed its core EHR platform to production and completed ONC Inferno v8.0.0 testing, significant additional development work remains, including AI/ML clinical decision support, the MyRxToken program, biobank infrastructure, and the hyperscale data center. The likelihood of success of these remaining development programs must be considered in light of the problems, expenses, difficulties, complications, and delays encountered in connection with the development of new technology with limited personnel and financial means. These potential problems include, but are not limited to, unanticipated technical problems that extend the time and cost of product development, or unanticipated problems with the operation of our technology that also extend the time and cost of development.

Failure to properly maintain effective and secure blockchain information systems, update or expand processing capability or develop new capabilities to meet our business needs could result in operational disruptions and possible loss of data critical to our operations.

We may successfully complete the technical development for one or all of our remaining product development programs, but still fail to develop a commercially successful product for a number of reasons. The Company has deployed its core EHR platform to production and passed ONC Inferno v8.0.0 testing; however, technical deployment is only one prerequisite for commercial success. We may still fail to achieve market acceptance due to, among other reasons: (i) competing products from established EHR vendors with significantly greater resources, installed customer bases, and brand recognition; (ii) the absence of ONC Health IT Module Certification and CHPL listing, which many healthcare providers require before adopting an EHR system; (iii) ineffective distribution and marketing, as the Company has not yet established a sales organization or executed any pilot or customer agreements; (iv) lack of sufficient cooperation from potential partners, including healthcare providers, payers, and data partners whose participation is necessary for the platform to function as intended; and (v) demonstrations of the platform not aligning with or meeting the operational needs of target customers, including hospitals, clinics, and specialty providers who may have entrenched workflow requirements that our platform does not accommodate. Any one of these outcomes could prevent the Company from generating revenue or achieving profitability, and could have a material adverse effect on our business, financial condition, and results of operations.

These information systems and applications will require continual investment for maintenance, upgrades and enhancement to meet our operational needs and to handle our expansion and growth. Any inability or failure to properly maintain management information systems, successfully update or expand processing capability or develop new capabilities to meet our business needs in a timely manner could result in operational disruptions, loss of existing customers, difficulty in attracting new customers, impairment of the implementation of our growth strategies, delays in settling disputes with customers and providers, regulatory problems, increases in administrative expenses, loss of our ability to produce timely and accurate reports and other adverse consequences. To the extent a failure in maintaining effective information systems occurs, we may need to contract for these services with third-party management companies, which may be on less favorable terms to us and significantly disrupt our operations and information flow. Furthermore, our business requires the secure transmission of confidential information over public networks.  Because of the confidential information we store and transmit, security breaches could expose us to a risk of regulatory action, litigation, possible liability and loss. Our security measures may prove inadequate to prevent security breaches and our business operations and profitability would be adversely affected by cancellation of contracts, loss of members and potential criminal and civil sanctions if security breaches occur.

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General economic conditions, industry cycles, financial, business and other factors affecting our operations, many of which are beyond our control, may affect our future performance.

General economic conditions, industry cycles, financial, business and other factors may affect our operations. If we cannot generate sufficient cash flow from operations in the future, we may, among other things, be required to take one or more of the following actions:

•	seek additional financing in the debt or equity markets;

•	refinance or restructure all or a portion of our indebtedness;

•	sell selected assets;

•	reduce or delay planned capital expenditures; or

•	discontinue operations.

In addition, any financing, refinancing or sale of assets might not be available on economically favorable terms, which may prevent us from future expansion and growth in new markets and, thus, negatively affect our business and financial condition.

In the event that we are unable to successfully compete in the healthcare industry, we may not be able to achieve profitable operations.

We face substantial competition in the healthcare industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our platform will outperform competing platforms or those competitors will not develop new features that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their platform services, then it may not be possible for us to market our platform at prices that are economically viable. Increased competition could result in:

•	Lower than projected revenues;

•	Price reductions and lower profit margins; or

•	The inability to develop and maintain our platform with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products and services that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

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Our future growth depends significantly on our marketing efforts, and if our marketing efforts are not successful, our business and results of operations will be harmed.

We have dedicated some, and intend to significantly increase, resources to marketing efforts. Our ability to attract and retain customers depends in large part on the success of these marketing efforts and the success of the marketing channels we use to promote our products and services. Our marketing channels include, but are not limited to, social media, traditional media such as the press, online affiliations, search engine optimization, search engine marketing, and offline partnerships.

While our goal remains to increase the strength, recognition and trust in our brand by increasing our customer base and expanding our products and services, if any of our current marketing channels becomes less effective, if we are unable to continue to use any of these channels, if the cost of using these channels was to significantly increase or if we are not successful in generating new channels, we may not be able to attract new customers in a cost-effective manner or increase the use of our products and services. If we are unable to recover our marketing costs through increases in the size, value or other product selection and utilization, it could have a material adverse effect on our business, financial condition, results of operations, cash flows and future prospects.

We have made and expect to continue to make acquisitions that could disrupt our operations and harm our operating results.

Our growth depends upon market growth, our ability to enhance our existing products, and our ability to introduce new products on a timely basis. We intend to continue to address the need to develop new products and enhance existing products through acquisitions of other companies, product lines, technologies, and personnel. Acquisitions involve numerous risks, including the following:

•	Difficulties in integrating the operations, systems, technologies, products, and personnel of the acquired companies, particularly companies with large and widespread operations and/or complex products;

•	Diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from acquisitions;

•	Potential difficulties in completing projects associated with in-process research and development intangibles;

•	Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	Insufficient revenue to offset increased expenses associated with acquisitions; and

•	The potential loss of key employees, customers, distributors, vendors and other business partners of the companies we acquire following and continuing after announcement of acquisition plans.

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Acquisitions may also cause us to:

•	Issue common stock that would dilute our current shareholders’ percentage ownership;

•	Use a substantial portion of our cash resources or incur debt;

•	Significantly increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

•	Assume liabilities;

•	Record goodwill and nonamortizable intangible assets that are subject to impairment testing on a regular basis and potential periodic impairment charges;

•	Incur amortization expenses related to certain intangible assets;

•	Incur tax expenses related to the effect of acquisitions on our intercompany research and development cost sharing arrangement and legal structure;

•	Incur large and immediate write-offs and restructuring and other related expenses; and

•	Become subject to intellectual property or other litigation.

Mergers and acquisitions are inherently risky and subject to many factors outside of our control, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results, or financial condition. Failure to manage and successfully integrate acquisitions could materially harm our business and operating results. Prior acquisitions could result in a wide range of outcomes, from successful introduction of new products and technologies to a failure to do so. Even when an acquired company has already developed and marketed products, there can be no assurance that product enhancements will be made in a timely fashion or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to such products.

From time to time, we have made acquisitions that resulted in charges in an individual quarter. These charges may occur in any particular quarter, resulting in variability in our quarterly earnings. In addition, our effective tax rate for future periods is uncertain and could be impacted by mergers and acquisitions. Risks related to new product development also apply to acquisitions.

Acquisitions, joint ventures or other strategic transactions create certain risks and may adversely affect our business, financial condition or results of operations.

Acquisitions, partnerships and joint ventures are part of our growth strategy. We evaluate and expect in the future to evaluate potential strategic acquisitions of, and partnerships or joint ventures with, complementary businesses, services or technologies. We may not be successful in identifying acquisition, partnership and joint venture targets. In addition, we may not be able to successfully finance or integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture.

We may not be able to identify suitable acquisition candidates or complete acquisitions in the future, which could adversely affect our future growth; or businesses that we acquire may not perform as well as expected or may be more difficult or expensive to integrate and manage than expected, which could adversely affect our business and results of operations. In addition, the process of integrating these acquisitions may disrupt our business and divert our resources.

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In addition, acquisitions outside our current operating jurisdictions often involve additional or increased risks including, for example:

•	managing geographically separated organizations, systems and facilities;

•	integrating personnel with diverse business backgrounds and organizational cultures;

•	complying with foreign regulatory requirements;

•	fluctuations in exchange rates;

•	enforcement and protection of intellectual property in some foreign countries;

•	difficulty entering new foreign markets due to, among other things, customer acceptance and business knowledge of these new markets; and

•	general economic and political conditions.

These risks may arise for a number of reasons: we may not be able to find suitable businesses to acquire at affordable valuations or on other acceptable terms; we may face competition for acquisitions from other potential acquirers; we may need to borrow money or sell equity or debt securities to the public to finance acquisitions and the terms of these financings may be adverse to us; changes in accounting, tax, securities or other regulations could increase the difficulty or cost for us to complete acquisitions; we may incur unforeseen obligations or liabilities in connection with acquisitions; we may need to devote unanticipated financial and management resources to an acquired business; we may not realize expected operating efficiencies or product integration benefits from an acquisition; we could enter markets where we have minimal prior experience; and we may experience decreases in earnings as a result of non-cash impairment charges.

We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

Because of the unique difficulties and uncertainties inherent in technology development, we face a risk of business failure.

Potential investors should be aware of the difficulties normally encountered by companies developing new technology and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of new technology with limited personnel and financial means. These potential problems include, but are not limited to, unanticipated technical problems that extend the time and cost of product development, or unanticipated problems with the operation of our technology or that with which we are licensing that also extend the time and cost of product development.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

•	Competing products;

•	Ineffective distribution and marketing;

•	Lack of sufficient cooperation from our partners; and

•	Demonstrations of the products not aligning with or meeting customer needs.

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Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our products and/or technology may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Cyberattacks and security breaches of our systems, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results and financial condition.

Our business involves the collection, storage, processing and transmission of confidential information, customer, employee, service provider and other personal data, as well as information required to access customer assets. Any actual or perceived security breach of our or our third-party partners may:

•	harm our reputation and brand;

•	result in our systems or services being unavailable and interrupt our operations;

•	result in improper disclosure of data and violations of applicable privacy and other laws;

•	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory and financial exposure;

•	cause us to incur significant remediation costs;

•	lead to theft or irretrievable loss of our or our customers’ assets;

•	reduce customer confidence in, or decreased use of, our products and services;

•	divert the attention of management from the operation of our business;

•	result in significant compensation or contractual penalties from us to our customers or third parties as a result of losses to them or claims by them; and

•	adversely affect our business and operating results.

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Further, any actual or perceived breach or cybersecurity attack directed at other similar institutions, whether or not we are directly impacted, could lead to a general loss of customer confidence in the use of our technology, which could negatively impact us including the market perception of the effectiveness of our security measures and technology infrastructure.

An increasing number of organizations, including large businesses, technology companies and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure. Attacks upon systems across a variety of industries are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of its third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we do not have a past history of material security breaches or cyberattacks, and do not believe we are a target of such breaches or attacks, we have developed systems and processes designed to protect the data we manage, prevent data loss and other security breaches, and effectively respond to known and potential risks. We expect to continue to expend significant resources to bolster these protections, but there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, our costs and the resources it devotes to protecting against these advanced threats and their consequences may increase over time.

Although we may maintain insurance coverage that we believe is adequate for our business, it may be insufficient to protect us against all losses and costs stemming from security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Outages and disruptions of our systems, including any caused by cyberattacks, may harm our reputation and our business, operating results, and financial condition.

We are heavily reliant on Olivia Trinh, our Chairman and Chief Executive Officer, and the departure or loss of Ms. Trinh could disrupt our business.

We depend heavily on the continued efforts of Olivia Trinh, Chairman, Chief Executive Officer and director. Ms. Trinh is essential to our strategic vision and day-to-day operations and would be difficult to replace. We cannot be certain that Ms. Trinh will desire to continue with us for the necessary time to complete the development of our business. The departure or loss of Ms. Trinh, or the inability to hire and retain a qualified replacement, could negatively impact our ability to manage our business.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

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In the event of employee or service provider misconduct or error, our business may be adversely impacted.

Employee or service provider misconduct or error could subject us to legal liability, financial losses, and regulatory sanctions, and could seriously harm our reputation and negatively affect our business. Such misconduct could include engaging in improper or unauthorized transactions or activities, misappropriation of customer funds, and misappropriation of information, failing to supervise other employees or service providers, or improperly using confidential information.

Employee or service provider errors could expose us to the risk of material losses even if the errors are detected. Although we have implemented processes and procedures and provide trainings to our employees and service providers to reduce the likelihood of misconduct and error, these efforts may not be successful. Moreover, the risk of employee or service provider error or misconduct may be even greater for novel products and services.

This can lead to high risk of confusion among employees and service providers, particularly in a fast growth company like ours, with respect to compliance obligations particularly including confidentiality, data access, and conflicts. It is not always possible to deter misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases. If we were found not to have met our regulatory oversight and compliance and other obligations, we could be subject to regulatory sanctions, financial penalties and restrictions on our activities for failure to properly identify, monitor and respond to potentially problematic activity, which could seriously damage our reputation. Our employees, contractors, and agents could also commit errors that subject us to financial claims for negligence, as well as regulatory actions, or result in financial liability. Further, allegations by regulatory or criminal authorities of improper transactions could affect our brand and reputation.

Risks Related to the Healthcare Industry

The healthcare regulatory and political framework is uncertain and evolving, and we cannot predict the effect that further healthcare reform and other changes in government programs may have on our business, financial condition or results of operations.

Healthcare laws and regulations are rapidly evolving and may change significantly in the future, which could adversely affect our financial condition and results of operations. For example, the Patient Protection and Affordable Care Act (the “ACA”), which includes a variety of healthcare reform provisions and requirements that may become effective at varying times through 2022, substantially changes the way healthcare is financed by both governmental and private insurers and may significantly impact our industry. Further changes to the ACA and related healthcare regulation remain under consideration. In addition, current proposals to implement a single payer or “Medicare for all” system in the U.S., if adopted would likely have a material adverse effect on our business. The full impact of recent healthcare reform and other changes in the healthcare industry and in healthcare spending is unknown, and we are unable to predict accurately what effect the ACA or other healthcare reform measures that may be adopted in the future will have on our business.

The healthcare industry is rapidly evolving and the market for technology-enabled services that empower healthcare consumers is relatively immature and unproven. If we are not successful in promoting and improving the benefits of our platform, our growth may be limited, and our business may be adversely affected.

The market for our products and services is subject to rapid and significant change and competition. The market for technology-enabled services that empower healthcare consumers is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs, existing competition and the entrance of non-traditional competitors. In addition, there may be a limited-time opportunity to achieve and maintain a significant share of this market due in part to the rapidly evolving nature of the healthcare and technology industries and the substantial resources available to our existing and potential competitors. The market for technology-enabled services that empower healthcare consumers is relatively new and unproven, and it is uncertain whether this market will achieve and sustain high levels of demand and market adoption.

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Our success depends to a substantial extent on the willingness of consumers to increase their use of technology platforms to manage their healthcare options, the ability of our platform to increase consumer engagement, and our ability to demonstrate the value of our platform to our potential customers. If customers do not recognize or acknowledge the benefits of our platform or our platform does not drive consumer engagement, then the market for our products and services might develop more slowly than we expect, which could adversely affect our operating results. In addition, we have limited insight into trends that might develop and affect our business. We might make errors in predicting and reacting to relevant business, legal and regulatory trends, which could harm our business. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

Finally, our competitors may have the ability to devote more financial and operational resources than we can to developing new technologies and services, including services that provide improved operating functionality, and adding features to their existing service offerings. If successful, their development efforts could render our services less desirable, resulting in the loss of our existing customers or a reduction in the fees we earn from our products and services.

Failure to comply with extensive and complex healthcare laws and regulations may have a material adverse effect on our business.

Healthcare is an extremely complex and regulated industry in the U.S. There are many laws and regulations that could have a material effect on our business, including but not limited to, HIPAA, and federal and state regulations controlling patient, provider and intermediary relationships. We have taken, and will continue to take, precautions to ensure compliance with applicable statutes and regulations; however there is no guarantee we will be success in our efforts, and even an unintentional violation of law could have a material adverse effect on our operations and business.

We are subject to privacy regulations regarding the access, use and disclosure of personally identifiable information. If we or any of our third-party vendors experience a breach of personally identifiable information, it could result in substantial financial and reputational harm, including possible criminal and civil penalties.

State and federal laws and regulations govern the collection, dissemination, access and use of personally identifiable information, including HIPAA and the Health Information Technology for Economic and Clinical Health Act the “HITECH”), which govern the treatment of protected health information, and the Gramm-Leach Bliley Act, which governs the treatment of nonpublic personal information. Privacy regulation has become a priority issue in many states, including California, which in 2018 enacted the California Consumer Privacy Act broadly regulating the sale of California residents’ personal information and providing California residents with various rights to access and delete data. In the provision of services to our customers, we and our third-party vendors may collect, access, use, maintain and transmit personally identifiable information in ways that are subject to many of these laws and regulations. Although we have implemented measures to comply with privacy laws, rules and regulations, we may experience data privacy incidents. Any unauthorized disclosure of personally identifiable information experienced by us, or our third-party vendors could result in substantial financial and reputational harm, including possible criminal and civil penalties. In many cases, we are subject to HIPAA and other privacy regulations because we are a business associate providing services to covered entities; as a result, the covered entities direct HIPAA compliance matters in the event of a security breach, which complicates our ability to address harm caused by the breach. Additionally, we may be required to report breaches to partners, regulators, state attorney generals, and impacted individuals depending on the severity of the breach, our role, legal requirements and contractual obligations. Continued compliance with current and potential new privacy laws, rules and regulations and meeting consumer expectations with respect to the control of personal data in a rapidly changing technology environment could result in higher compliance and technology costs for us.

Although we do not provide medical care, we could be a party to medical malpractice claims, which could have a material adverse effect on our business.

We do not provide medical care. Rather, we help connect consumers and employers to providers of medical care, products and services. However, we could be a party to lawsuits related to the service we provide, and that could include risk of medical malpractice claims which could increase our insurance premiums, expose us to legal defense cost, and/or impact the brand of the Company, which could lead to a reduction in the number of customers we have and could have a material adverse effect on our revenues and profits.

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Risks Related to Insiders and Control Persons

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

MyRxWallet Corporation owns 130,000,000 shares of our common stock representing 46.37% of our outstanding shares. Ms. Olivia Trinh has beneficial ownership over these shares. Z the Future, LLC owns 70,000,000 shares of our common stock representing 24.97% of our outstanding shares. Ms. Olivia Trinh also has beneficial ownership over these shares. Even after the offering, Ms. Trinh, whose interests may differ from other stockholders, will have the ability to exercise significant control over us. She is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. She could prevent transactions, which would be in the best interests of the other shareholders. Her interests may not necessarily be in the best interests of the shareholders in general.

We may engage in transactions that present conflicts of interest.

Our officers and directors may enter into agreements with us from time to time which may not be equivalent to similar transactions entered into with an independent third party. Our major shareholder, MyRxWallet Corporation, does not now, but will have an agreement with us to market and sell the products and services on our blockchain platform.

A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between us and any officer, director or majority shareholder are fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms’-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

The Company is a Wyoming corporation. Wyoming law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Wyoming law also authorizes corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. Although we intend to acquire such coverage immediately upon resources becoming available, there is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against us.

We depend significantly on the services of the members of our management team, and the departure of any of those persons could cause our operating results to suffer.

Our success depends significantly on the continued individual and collective contributions of our management team.  The loss of the services of any member of our management team or the inability to hire and retain experienced management personnel could harm our business, financial condition, and results of operations.

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The Company has experienced leadership transitions since its founding, which may raise concerns about management stability and continuity.

Since its founding in 2024, the Company has had two Chief Executive Officers in addition to its Co-Founder: Dr. Hanh Do, Do served as CEO from October 2024 through September 2025, and Olivia Trinh has served as CEO from October 2025 to the present. While each transition was voluntary and orderly, leadership changes in a development-stage company may raise concerns among investors about management stability, continuity of strategic vision, and institutional knowledge retention. The Company believes the current leadership team under Ms. Trinh provides the continuity and commitment necessary to execute the Company’s business plan; however, there can be no assurance that additional executive changes will not occur, or that any such changes would not have a material adverse effect on the Company’s operations, financing activities, and ability to execute its business plan.

Members of our Board and our executive officers may have other business interests and obligations to other entities.

Neither our directors nor our executive officers will be required to manage our company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to our company, provided that such activities do not compete with the business of our company. We are dependent on our directors and executive officers to successfully operate our company. Their other business interests and activities could divert time and attention from operating our business.

Our officers and directors do not have any prior experience conducting a best-efforts offering or management a public company.

Our officers and directors do not have any experience conducting a best effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

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Risks Related to Legal Uncertainty

If we are unable to prevent unauthorized use or disclosure of our proprietary trade secrets and unpatented know-how, our ability to compete will be harmed.

Proprietary trade secrets, copyrights, trademarks and unpatented know-how are also very important to our business. We will rely on a combination of patents, trade secrets, copyrights, trademarks, confidentiality agreements, and other contractual provisions and technical security measures to protect certain aspects of our intellectual property, especially where we do not believe that patent protection is appropriate or obtainable. We will require our employees and consultants to execute confidentiality agreements in connection with their employment or consulting relationships with us. We also will require our employees and consultants to disclose and assign to us all inventions conceived during the term of their employment or engagement while using our property or which relate to our business; however, these measures may not be adequate to safeguard our proprietary intellectual property and conflicts may, nonetheless, arise regarding ownership of inventions. Such conflicts may lead to the loss or impairment of our intellectual property or to expensive litigation to defend our rights against competitors who may be better funded and have superior resources. Our employees, consultants, contractors and other advisors may unintentionally or willfully disclose our confidential information to competitors. In addition, confidentiality agreements may be unenforceable or may not provide an adequate remedy in the event of unauthorized disclosure. Enforcing a claim, that a third party illegally obtained and is using our trade secrets, is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Unauthorized parties may also attempt to copy or reverse-engineer certain aspects of our platform that we consider proprietary. As a result, third parties attempt to use our proprietary technology or information, and our ability to compete in the market would be adversely affected.

We may not have sufficient financial resources to defend our intellectual property rights or otherwise successfully defend against claims that we have infringed on a third party’s intellectual property and, as a result, it may adversely affect our business, financial condition and results of operations.

Even if such claims are not valid, they could subject us to significant costs. In addition, it may be necessary in the future to enforce our intellectual property rights to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. We may not have sufficient financial resources to defend our intellectual property rights or otherwise to successfully defend the company against valid or spurious claims that we have infringed upon the intellectual property rights of others. An adverse outcome in litigation or any similar proceedings could force us to take actions that could harm its business. These include: (i) ceasing to sell products that contain allegedly infringing property; (ii) obtaining licenses to the relevant intellectual property which we may not be able to obtain on terms that are acceptable, or at all; (iii) indemnifying certain customers or strategic partners if it is determined that we have infringed upon or misappropriated another party’s intellectual property; and (iv) redesigning products that embody allegedly infringing intellectual property. Any of these results could adversely and significantly affect our business, financial condition and results of operations. In addition, the cost of defending or asserting any intellectual property claim, both in legal fees and expenses, and the diversion of management resources, regardless of whether the claim is valid, could be significant and lead to significant and protracted losses.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

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Risks Related to the Offering and the Market for our Stock

Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular.

There is no minimum offering amount. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all plans of the Company as set forth in “Use of Proceeds” in this Offering Circular, which could inhibit our ability to commence generating revenue.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 100,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.

The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could reduce the voting rights and powers of the common stock and the portion of our assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby.

New investors in our common stock will experience immediate and substantial dilution after this Offering.

If you purchase shares of common stock in this Offering, you will experience immediate dilution, because the price that you pay will be substantially greater than the adjusted pro forma net tangible book value per share that you acquire. This dilution is due in large part to our negative book value.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is not now listed on any national securities exchange (such as Nasdaq or the NYSE) or quotation system (such as the OTC Markets) and there is no market for our securities. Although we intend to apply for quotation of our Common Stock on the OTCQB or OTCQX through a market maker, public trading of our common stock may never materialize and there is no guarantee that an active trading market will develop in our securities. Investors should be prepared to hold our shares indefinitely.

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The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

We are not listed on any exchange or quoted on any third-party service. If we are listed or quoted, our stock price will be subject to a number of factors, including:

•	Technological innovations or new products and services by us or our competitors;

•	Government regulation of our products and services;

•	The establishment of partnerships with other environmental companies;

•	Intellectual property disputes;

•	Additions or departures of key personnel;

•	Issuances of our common stock;

•	Our ability to execute our business plan;

•	Operating results below or exceeding expectations;

•	Financial condition of our joint venture partners;

•	Whether we achieve profits or not;

•	Loss or addition of any strategic relationship;

•	Industry developments;

•	Economic and other external factors; and

•	Period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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Because we may be considered a penny stock and subject to the penny stock rules, if we are listed or quoted, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. If we are listed or quoted, these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

We will have broad discretion in applying the net proceeds of this Offering and we may not use those proceeds in ways that will enhance our business operations.

We have significant flexibility in applying the net proceeds we will receive in this Offering. We will use the proceeds that we receive from the sale of shares in this Offering for mergers and acquisitions, legal fees, accounting expenses, research and development, capital investments and working capital. As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds. If we do not apply these funds effectively, we may lose significant business opportunities.

Securities laws may restrict transferability of the securities sold in the Offering.

The shares in this Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or registered or qualified under any state or foreign securities laws. Such securities are being issued based upon the Company’s reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering. Unless such securities are so registered, they may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or foreign securities laws.

You must make an independent investment analysis in connection with this Offering.

No independent legal, accounting or business advisors have been appointed to represent the interests of prospective investors in connection with this offering. Neither the Company nor any of its officers, directors, employees or agents makes any representation or expresses any opinion with respect to the merits of an investment in the shares offered hereby. Each prospective investor is therefore encouraged to engage independent accountants, appraisers, attorneys and other advisors to (i) conduct due diligence review as the prospective investor may deem necessary and advisable, and (ii) provide advice with respect to the merits of an investment in the shares offered hereby and applicable risk factors as a prospective investor may deem necessary and advisable to rely upon. We will fully cooperate with any prospective investor who desires to conduct an independent analysis, so long as it determines, in our sole discretion, that cooperation is not unduly burdensome. Each prospective investor acknowledges that he, she or it has been informed and understands.

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Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not yet have an audit committee, and our Board of Directors has little technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel and accounting firm to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Risks Related to Becoming a Fully Reporting Company

We will incur significantly increased costs and demands upon management as a result of becoming a public reporting company under the Exchange Act.

Upon effectiveness of our Form 8-A registration statement, we will become subject to the information and reporting requirements of the Exchange Act. We will incur significant legal, accounting, and other expenses that we did not incur as a private company or Regulation A-only issuer. These requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We estimate these additional costs will be approximately $300,000 to $500,000 annually.

We will need to:

•	Hire additional accounting, financial reporting, and administrative personnel

•	Implement more comprehensive compliance and reporting systems

•	Maintain more extensive record-keeping

•	Establish and maintain effective disclosure controls and procedures and internal control over financial reporting

•	Engage outside legal counsel and accountants to assist with Exchange Act compliance

We currently lack adequate internal controls and may not be able to comply with our reporting obligations or maintain effective internal controls.

As disclosed elsewhere in this offering circular, we have identified material weaknesses in our internal control over financial reporting, including the lack of an audit committee with financial expertise and insufficient segregation of duties. As an Exchange Act reporting company, we will be required to maintain effective disclosure controls and procedures and internal control over financial reporting. Under Section 404(a) of the Sarbanes-Oxley Act, we will be required to include management’s report on internal control over financial reporting in our annual reports beginning with our second annual report following our initial Exchange Act registration.

If we fail to develop and maintain effective controls, we may be unable to produce timely and accurate financial statements. This could result in:

•	Loss of investor confidence

•	Decline in stock price

•	Regulatory sanctions

•	Litigation

•	Delisting from any quotation system or exchange

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Our management has limited experience as a public reporting company under the Exchange Act.

None of our officers or directors have experience managing a company subject to the extensive reporting and compliance requirements of the Exchange Act. This lack of experience may result in:

•	Failure to timely file required reports

•	Inadequate or inaccurate disclosures

•	Non-compliance with Exchange Act requirements

•	Regulatory enforcement actions

We may need to hire experienced personnel or engage consultants, which will increase our operating costs.

Risks Related to Share Repurchases and Promissory Notes

The Company has incurred substantial indebtedness to entities controlled by our CEO, which creates significant risks of dilution, conflicts of interest, and threatens our ability to continue as a going concern.

On January 3, 2026, we entered into two share repurchase agreements with entities controlled by our Chief Executive Officer, Olivia Trinh, pursuant to which we repurchased an aggregate of 13,500,000 shares of our common stock for an aggregate purchase price of $1,147,500,000. We have no cash or other assets sufficient to pay this obligation, and accordingly issued promissory notes to these entities bearing interest at 7.5% per annum, with all principal and accrued interest due on demand by the Noteholder at any time within 24 months from February 4, 2026, with automatic 24-month renewal if not demanded.

This indebtedness represents more than 15 times the maximum gross proceeds we could raise in this offering and exponentially exceeds our total assets as of September 30, 2025, which were approximately $49,005. We have no realistic ability to repay these notes in cash. This creates numerous significant risks to investors:

Conversion Dilution and Interest-in-Stock Payments. The Amended Promissory Notes are convertible at the holder’s option at a fixed conversion price of $125 per share. While this fixed price eliminates certain risks associated with the original variable conversion formula, full conversion of both notes would result in the issuance of up to 10,557,000 shares (representing approximately 3.7% dilution). More significantly, quarterly interest payments totaling approximately $21.5 million per quarter ($86,062,500 annually) are payable in shares of our common stock at the Noteholder’s election, creating continuous dilution estimated at approximately 686,010 shares annually (based on the $125 conversion price). If the Noteholders consistently elect stock payment of interest, this ongoing dilution could be substantial over the life of the notes, particularly given the automatic 24-month renewal provision.

Conversion Terms and Dilution Risk. The Amended Promissory Notes are convertible at the holder’s option into shares of our common stock at a fixed conversion price of $125 per share. While this fixed conversion price eliminates the ‘death spiral’ characteristics of the original conversion formula (which was based on 66% of recent trading prices), conversion at $125 per share would still result in substantial dilution to existing stockholders. If both notes are fully converted along with all accrued interest, up to 10,557,000 shares could be issued (7,820,000 shares under the MyRxWallet Corporation note and 2,737,000 shares under the Z the Future note), representing dilution of approximately 3.7% to existing stockholders (based on 284,177,490 shares outstanding after this offering). Additionally, because quarterly interest payments are payable in shares of our common stock (at the Noteholder’s election), stockholders will experience ongoing dilution each quarter from interest payments, estimated at approximately 686,010 shares annually ($86,062,500 total annual interest divided by $125 per share) unless the Noteholders elect cash payment.

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Absence of Arms-Length Negotiation. Because both sides of these transactions were controlled by Ms. Trinh, there was no arms-length negotiation of terms. The purchase price of $85 per share substantially exceeds the book value per share of our common stock, which was approximately $0.000143 as of September 30, 2025. We cannot assure you that the terms of these transactions, including the purchase price, interest rate, conversion terms, or payment terms, are terms that we could have obtained from an unrelated third party, or represent fair value to the Company.

No Apparent Business Purpose. We have received no proceeds or other consideration from these transactions, we simply exchanged our promissory notes for shares we had previously issued. These transactions do not appear to serve any operational business purpose, do not provide us with capital, and do not further our business plan. The transactions substantially increased our liabilities without any corresponding benefit and have materially worsened our financial condition.

Going Concern Implications. Our independent auditors have expressed substantial doubt about our ability to continue as a going concern based on our lack of revenue and limited resources. The addition of $1,147,500,000 in demand note obligations, which begin accruing interest immediately at $86,062,500 per year (payable in stock), dramatically worsens our financial condition and makes our ability to continue as a going concern even more doubtful. The fact that these notes are payable on demand at any time means we could be required to satisfy these obligations immediately, and unless we raise substantial capital or generate revenue far in excess of our current projections, we will have no choice but to satisfy these obligations through stock issuances, resulting in massive dilution. We cannot repay these obligations from operating cash flow, and unless we raise substantial capital or generate revenue far in excess of our current projections, we will have no choice but to satisfy these obligations through stock issuances, resulting in massive dilution.

Questions About Transaction Approval. The related-party share repurchase transactions with MyRxWallet Corporation and Z the Future, LLC were reviewed and approved on February 5, 2026 by the then-serving disinterested members of the Board of Directors - Dr. Rajan Kombu Subramanian, Ph.D. and Dr. Anuradha Cingeetham, Ph.D. - acting as Independent Directors outside the presence of the interested parties. Both Dr. Subramanian and Dr. Cingeetham were appointed to the Board of Directors on February 1, 2026 and ceased serving as directors on March 20, 2026. Their departures were not the result of any disagreement with the Company on any matter relating to its operations, policies, practices, or disclosures; rather, each indicated that continued service would have required cash compensation that the Company was not in a position to fund pending qualification of this offering and receipt of offering proceeds. Olivia Trinh and Binh Do each disclosed their conflicts of interest and recused themselves from all deliberations and voting. The Independent Directors reviewed the transaction documents, considered the terms, and unanimously determined that the arrangements were fair to and in the best interests of the Company. These actions were ratified at a duly called special meeting of the Board on February 12, 2026. Investors should note that Dr. Rajan Kombu Subramanian and Dr. Anuradha Cingeetham are no longer serving as directors of the Company as of the date hereof.

Subordination of Other Stockholders’ Interests. As our largest creditor, Ms. Trinh’s interests as a note holder may conflict with her duties as CEO and with the interests of other stockholders. In any bankruptcy, dissolution, or liquidation scenario, her claims as a creditor would be senior to the interests of equity holders. This creates an incentive for her to favor creditor recoveries over equity value.

Ability to Force Additional Dilution Through Default. If we fail to make any quarterly interest payment in shares, or fail to maintain sufficient authorized shares for conversion, or breach any other covenant, the notes provide for an additional 2% interest penalty on overdue amounts. The note holders could use any default as leverage to extract additional consideration or more favorable terms from the Company. Given Ms. Trinh’s control of the Company, she would be negotiating with herself in any such scenario.

Absence of Customary Protective Covenants. The promissory notes do not appear to contain customary protective covenants limiting our ability to incur additional debt, make restricted payments, or engage in transactions with affiliates. This provides Ms. Trinh, as the controlling stockholder, with substantial flexibility to cause the Company to take actions that could further impair our ability to satisfy the notes or could advantage certain stakeholders over others.

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Impact on Future Financing. The existence of $1.147 billion in debt to related parties will make it substantially more difficult for us to raise capital from third-party investors or lenders. Potential investors will be concerned about dilution from conversion of the notes, the related-party nature of the obligations, and the senior claim these creditors would have in any dissolution scenario. This may prevent us from raising capital on acceptable terms or at all, which would materially harm our business and prospects.

Questions About Transaction Approval. As described above, the related-party share repurchase transactions were reviewed and approved on February 5, 2026 by the then-serving disinterested members of the Board of Directors. Dr. Rajan Kombu Subramanian, Ph.D. was appointed to the Board on February 1, 2026 and ceased serving on March 20, 2026. Dr. Anuradha Cingeetham, Ph.D. was appointed to the Board on February 1, 2026 and ceased serving on March 20, 2026. Neither departure was the result of any disagreement with the Company on any matter relating to its operations, policies, practices, or disclosures. There can be no assurance that the disinterested directors had access to independent financial or legal advice regarding the fairness of the transactions, or that the Board approval process would withstand legal challenge.

These transactions, and the obligations they have created, represent a substantial risk to your investment. If you purchase shares in this offering, you should expect that substantial dilution from conversion and interest payments is likely, and that the interests of the note holders (controlled by our CEO) may conflict with your interests as a stockholder.

Demand Note Structure Creates Payment Uncertainty. The Amended Promissory Notes are payable on demand by the Noteholders at any time within 24 months from February 4, 2026. This demand structure means that at any time before February 4, 2028, the Noteholders (both controlled by our CEO) could demand immediate payment of the full $1,147,500,000 principal plus all accrued interest. We have no realistic ability to pay this amount in cash, which would force us to issue shares to satisfy the notes, resulting in immediate massive dilution. The automatic 24-month renewal provision means this demand right could continue indefinitely, creating ongoing uncertainty for other stockholders.

Capped Call Creates Additional Related-Party Exposure. The Amended Promissory Notes contemplate that the Company will enter into Capped Call Agreements with the Noteholders (entities controlled by our CEO) designed to provide anti-dilution protection. These Capped Calls would have a strike price of $125 and a cap of $200 per share. However, these arrangements would create additional exposure to related parties controlled by our CEO and may involve complex accounting, tax, and securities law implications. Settlement of the Capped Calls may occur through delivery of additional shares, treasury shares, or ‘issuer-sponsored tokenized shares,’ which could create additional dilution or valuation uncertainties. There is no assurance these Capped Call arrangements will be entered into on arm’s-length terms or will function as intended.

Risks Related to Technology and Cybersecurity

Our planned use of open-source software components exposes us to intellectual property risks that could adversely affect our business and competitive position. We expect to incorporate open-source software components, including open-source machine learning libraries and frameworks such as TensorFlow, PyTorch, scikit-learn, Hugging Face Transformers, BioBERT, and ClinicalBERT, into our planned technology platform. Certain open-source licenses (including GPL, AGPL, and similar “copyleft” licenses) impose conditions that, if not complied with, could require us to make our proprietary source code publicly available, negating our competitive advantage. If we are found to be in violation of an open-source license, we could be required to release our proprietary source code, redesign our technology at significant cost and delay, or cease using affected components entirely. Any of these outcomes could materially harm our business, competitive position, and ability to generate revenue.

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DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the offering price per share of our common stock and the as-adjusted net tangible book value per share of our capital stock after this offering. The following dilution analysis is based on our audited balance sheet as of September 30, 2025.

Reconciliation to Audited Balance Sheet (September 30, 2025):

Total assets: $48,998

Less: Total liabilities: ($13,177)

Less: Intangible assets and goodwill: $0

Historical net tangible book value: $35,821

Shares outstanding (September 30, 2025): 250,604,316

Historical net tangible book value per share: $0.000143

Pro Forma (assuming sale of all 882,127 primary shares at $85.00, less $50,000 offering expenses):

Net proceeds from offering: $74,930,795

Pro forma net tangible book value: $74,966,616

Pro forma shares outstanding: 251,486,443

Pro forma net tangible book value per share: $0.2981

Offering price per share: $85.00

Dilution per share to new investors: $84.70

Dilution as percentage of offering price: 99.65%

Dilution and Capitalization Table

The following table illustrates the dilution to the purchasers of the common stock offered in this offering.

Assuming the sale of offered shares:

882,127 shares

Offering Price Per Share	$85

Book Value Per Share Before the Offering	$0.000143

Book Value Per Share After the Offering	$0.2981

Net Increase to Original Shareholders	$0.2980

Decrease in Investment to New Shareholders	$84.70

Dilution to New Shareholders (%)	99.65%

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Net Proceeds (net of commission & offering cost)	$7,498,105	$18,745,220	$37,490,440	$56,235,575	$74,980,795
Offering - Primary Shares	88,213	220,532	441,064	661,595	882,127
Offering Cost	$50,000	$50,000	$50,000	$50,000	$50,000
Commission	10%	25%	50%	75%	100%
Initial price to public	$85	$85	$85	$85	$85

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased from the Company, the total consideration paid, and the average price per share paid, on a maximum offering basis:

Maximum Offering

PRIMARY SHARES OFFERED	PRICE TO PUBLIC(1)	SHARES OFFERING	PROCEEDS TO THE COMPANY OR SELLING SHAREHOLDER(2)
Newly Issued Shares by Company	$85	882,127	$74,980,795
TOTAL PRIMARY SHARES OFFERED		882,127	$74,980,795

(1)	The initial offering price is $85 per share. The maximum number of shares offered in this offering is 882,127, for an estimated maximum aggregate offering of 74,980,795.
(2)	Does not include expenses of the offering, estimated to be $50,000 including legal, accounting and other costs of qualification.

Impact of Promissory Note Conversions and Interest Payments. The dilution analysis above does not reflect the potential dilution from conversion of the Amended Promissory Notes issued to MyRxWallet Corporation and Z the Future, LLC. If both notes are fully converted at the fixed conversion price of $125 per share, an additional 10,557,000 shares would be issued, which would reduce the net tangible book value per share and increase dilution to new investors. Additionally, quarterly interest payments on the notes are payable in shares of common stock at the Noteholder’s election, which would result in the issuance of approximately 686,010 shares annually based on current interest rates and the $125 conversion price. This ongoing dilution from interest payments would further reduce net tangible book value per share over time.

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PLAN OF DISTRIBUTION

This Offering Statement is part of the Form 1-A that we filed with the SEC, using a continuous offering process. This is a primary-only offering of 882,127 shares of common stock at $85.00 per share; there are no selling shareholders participating in this offering. All proceeds inure solely to the Company. Periodically, as we have material developments, we will provide an Offering Statement supplement that may add, update or change information contained in this Offering Statement. Any statement that we make in this Offering Statement will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Statement supplement.

Persons Selling Shares Under Rule 3a4-1

The following persons are authorized to sell shares on behalf of the Company in reliance on Exchange Act Rule 3a4-1: (1) Olivia Trinh, Chairman, Chief Executive Officer, and Interim Chief Financial Officer; and (2) Scherri A. Harps, Independent Director. Each such person: (i) performs substantial duties for the Company other than in connection with transactions in securities; (ii) is not a broker-dealer or an associated person of a broker-dealer; and (iii) has not participated in selling an offering of securities of any issuer more than once in the past twelve months. Neither will receive any commission or transaction-based compensation for share sales. No other persons are authorized to sell shares without a subsequent amendment to this Offering Statement.

Listing/Quotation

Our common stock is not now listed on any national securities exchange (such as Nasdaq or the NYSE) or quotation system (such as the OTC Markets) and there is no market for our securities. Although we intend to apply for quotation of our Common Stock on the OTCQB or OTCQX through a market maker, public trading of our common stock may never materialize and there is no guarantee that an active trading market will develop in our securities. Investors should be prepared to hold our shares indefinitely.

Pricing of the Offering

Prior to the offering, there has been no market for our common shares. The offering price was determined by the Company. The principal factors considered in determining the offering price include:

•	the information set forth in this Offering Statement and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

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Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

•	a bank, savings and loan association, insurance company, registered investment company, business development company, or small business investment company or rural business investment company;

•	an SEC-registered broker-dealer, SEC- or state-registered investment adviser, or exempt reporting adviser;

•	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million;

•	an employee benefit plan (within the meaning of the Employee Retirement Income Security Act) if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

•	a tax-exempt charitable organization, corporation, limited liability corporation, or partnership with assets in excess of $5 million;

•	a director, executive officer, or general partner of the Company, or any director, executive officer, or general partner of a general partner of the Company;

•	an enterprise in which all the equity owners are accredited investors;

•	an individual with a net worth or joint net worth with a spouse or spousal equivalent of at least $1 million, not including the value of his or her primary residence;

•	an individual with income exceeding $200,000 in each of the two most recent calendar years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

•	a trust with assets exceeding $5 million, not formed only to acquire the securities offered, and whose purchases are directed by a person who meets the legal standard of having sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment;

•	an entity of a type not otherwise qualifying as accredited that own investments in excess of $5 million;

•	an individual holding in good standing any of the general securities representative license (Series 7), the investment adviser representative license (Series 65), or the private securities offerings representative license (Series 82);

•	a knowledgeable employee, as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of securities where that issuer is a 3(c)(1) or 3(c)(7) private fund; or

•	a family office and its family clients if the family office has assets under management in excess of $5 million and whose prospective investments are directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

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Underwriters and Commissions

The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. We will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the Offering. If we engage one or more commissioned sales agents or underwriters, we will amend this Form 1-A to describe the arrangement. No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Shares to our officer or directors. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction. Neither we, our officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are, therefore, not brokers nor are they dealers.

We may engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

•	Accept investor data from us;

•	Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering (“AML”), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

•	Review subscription agreements received from prospective investors to confirm they are complete;

•	Advise us as to permitted investment limits for investors pursuant to Regulation A;

•	Contact us and/or our agents, if needed, to gather additional information or clarification from prospective investors;

•	Provide us with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

•	Serve as registered agent where required for state blue sky requirements;

•	Transmit data to the Company’s transfer agent in the form of book-entry data for maintaining our responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping; and

•	Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and comply with any required FINRA filings including filings required under Rule 5110 for the offering.

Offering Period and Expiration Date

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualification date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

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Procedures for Subscribing

There is no minimum amount we are required to raise from the shares being offered by the Company. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us upon our acceptance of your subscription. As such, there are no arrangements for the return of funds to subscribers if all of the securities to be offered are not sold in this offering. Additionally, there is no guarantee that we will sell any of the securities being offered in this offering.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Statement.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. This review process will typically be a delay of between 10 and 15 days between the time you sign your subscription agreement and send payment, and the time we decide whether to accept or reject the subscription. We will promptly return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our shares of common stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Statement, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the “Use of Proceeds.”

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USE OF PROCEEDS

We estimate that, at a per-share price of $85, the aggregate gross proceeds from this Offering will be approximately $74,980,795, assuming the sale of all 882,127 shares of common stock qualified under this Offering Statement. This is a primary-only offering; all proceeds inure solely to the Company. There are no selling shareholders in this offering.

Because there is no minimum offering amount, we may raise substantially less than the maximum offering amount. The following table presents the anticipated use of net proceeds at five funding levels:

Use of Proceeds	10% (~$7.4M)	25% (~$18.7M)	50% (~$37.4M)	75% (~$56.2M)	100% (~$75.0M)
Gross Proceeds	$7,498,105	$18,745,220	$37,490,440	$56,235,575	$74,980,795
Less: Offering Expenses	$(50,000)	$(50,000)	$(50,000)	$(50,000)	$(50,000)
Net Proceeds to Company	$7,448,105	$18,695,220	$37,440,440	$56,185,575	$74,930,795
Strategic M&A / Acquisitions (70%)	$5,213,674	$13,086,654	$26,208,308	$39,329,903	$52,451,557
EHR Platform Development (10%)	$744,811	$1,869,522	$3,744,044	$5,618,558	$7,493,080
Working Capital (10%)	$744,811	$1,869,522	$3,744,044	$5,618,558	$7,493,080
Legal / Accounting / Regulatory (5%)	$372,405	$934,761	$1,872,022	$2,809,279	$3,746,540
Land Acquisition Deposits / Closing (5%)	$372,405	$934,761	$1,872,022	$2,809,279	$3,746,540

At lower funding levels (10%-25%), proceeds are insufficient to fund the full pending Indian land acquisition consideration of approximately $104.3 million. At these levels, proceeds are directed toward EHR platform development, working capital, and partial deposits. Full land acquisition closing requires substantially full or full offering proceeds. Management retains broad discretion over the allocation of net proceeds.

We estimate that, at a per-share price of $85, the aggregate gross proceeds from this Offering will be approximately $74,980,795, assuming the sale of all 882,127 shares of common stock qualified under this Offering Statement.

After deducting estimated offering expenses of approximately $50,000, the net proceeds to the Company from this Offering are expected to be approximately $74,930,795, assuming all shares are sold.

Primary Use of Proceeds (to the Company)

The Company intends to allocate approximately 70% of net proceeds from this offering toward strategic mergers and acquisitions, including the following pending land acquisition transactions and future healthcare facility and technology acquisitions.

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Pending Land Acquisitions - Material Terms:

Property	Counterparty	Total Consideration	Status	Affiliate?
216 Acres, Medak District, Telangana	Mr. Chendireddy Raji Reddy	~$83,584,551	Agreement 8/9/2025; Affidavit of Extension executed; closing contingent on offering proceeds	No
147.07 Acres (Vemulapalli Farms), Andhra Pradesh	Raghu Vemulapalli	~$12,222,539	Agreement 8/20/2025; closing contingent on offering proceeds	No
10 Acres, Medak District, Telangana	Smt. Architha Raj Kumar Ittaboiena	~$7,055,862	Agreement 8/16/2025; closing contingent on offering proceeds	No
5 Acres, Siddipet District, Telangana	Pandi Venkatesh (Dr. P. Venkatesh)	~$1,450,000	Agreement 8/16/2025; closing contingent on offering proceeds	Subject to securities counsel determination (see Conflicts of Interest)

Total aggregate pending land consideration: approximately $104,312,952. All transactions are with unaffiliated third parties except the 5-acre transaction involving Dr. P. Venkatesh, whose affiliate status is under review given his multi-role relationship with the Company (see Description of Business - Noah Therapeutics). None of the properties are currently owned by the Company or any subsidiary. Title will transfer at the Indian sub-registrar’s office only upon full cash payment. There can be no assurance that any of these acquisitions will close.

The Company has no pending acquisitions of a business for which specific offering proceeds have been earmarked at this time.

The Company intends to allocate the bulk of the net proceeds toward strategic mergers and acquisitions, including both pending and future transactions that expand and vertically integrate the MyRxWallet ecosystem.

These acquisitions are expected to include healthcare facilities, healthcare technology developers, AI purpose built, Web3 developers, blockchain company, staking and mining company, DAO providers, diagnostic laboratories, pharmaceutical manufacturers, medical devices manufacturing, wellness providers, bio-bank, and bio-blockchain data-center assets that collectively strengthen the MyRxWallet ecosystem.

A portion of the net proceeds will support ongoing corporate and platform initiatives. Specifically, we intend to use proceeds for working capital and for continued development of our EHR, data-encryption, blockchain-infrastructure, and AI-driven healthcare solutions.

We also plan to dedicate funds to market expansion—establishing new partnerships with global healthcare providers, insurers, and government agencies—while strengthening our regulatory-compliance programs to ensure adherence to HIPAA, GDPR, and the DPDP, and other international standards.

Additional funds will be allocated for recruiting key personnel, expanding legal and customer-support services, and implementing targeted marketing and brand-awareness campaigns through digital outreach and public-relations efforts.

The Company’s management has historically operated with high capital efficiency and will continue to apply a disciplined, bootstrapped approach, focusing the majority of resources on value-accretive revenue acquisitions and technology development.

The Company does not intend to use any portion of the proceeds from this offering to repay or satisfy the promissory notes issued to MyRxWallet Corporation and Z the Future, LLC. These notes are payable on demand and may be satisfied through conversion into common stock at $125 per share or through payment of interest in common stock. Management expects that these notes will be satisfied through equity rather than cash payments.

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DESCRIPTION OF BUSINESS

The Company

MyRxWallet North America Corporation (the “Company,” “MyRxWallet,” or the “Parent Company”) is a Wyoming corporation that serves as the ultimate parent of a global network of subsidiaries collectively referred to as the MyRxWallet Ecosystem. Through its wholly owned subsidiary, MyRxWallet DAO, LLC, the Company plans to pioneer a decentralized, blockchain-based platform that is intended to empower patients to securely manage and monetize their healthcare data. The Company’s platform is in the concept and design stage and has not been built, launched, or deployed as of the date of this Offering Circular. With the current state of healthcare technology struggling to protect patient data from increasing cybersecurity threats, MyRxWallet intends to offer a secure, advanced solution designed to prevent breaches and reward patients for their participation.

Our mission is to revolutionize electronic health record (“EHR”) healthcare data management by providing patients with full control over their personal data while securing that data through blockchain technology. By enabling patients to monetize their health data, we aim to address deficiencies in traditional healthcare systems and enhance data security. We believe our platform will reshape the future of healthcare, putting privacy and ownership in the hands of patients.

Corporate Organizational Structure

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Entity	Jurisdiction	Relationship	Ownership %	Notes
MyRxWallet North America Corporation	Wyoming, USA	Registrant / Parent	Public Issuer	CIK 0002041886. Olivia Trinh beneficially owns ~71.48% of voting power.
MyRxWallet Prana Private Limited	India (Hyderabad)	Wholly-Owned Subsidiary	100%	CIN U86900-TS-2025-PTC-201297. APAC operations, land acquisition program.
Bio-Blockchain Intelligence Pvt. Ltd. (f/k/a Clinrarc Services Pvt. Ltd.)	India	Majority-Controlled Subsidiary (via Prana)	Majority / Controlling	Acquired November 2025. Biobank/data intelligence. 8,875,740 NAC shares issued as consideration.
Noah Therapeutics Private Limited	India	Pending 70% Acquisition (via Prana) — NOT YET CLOSED	Pending 70%	SPA dated June 17, 2025. Not yet closed. 30% held by original promoters (not affiliated).
MyRxWallet DAO LLC	Wyoming, USA	100% Acquired Subsidiary	100%	Acquired October 27, 2025. $500M at $27.00/share.
MyRxWallet DAO, Inc.	Wyoming, USA	Affiliate — 100% Owned and Controlled by NAC (NOT a subsidiary)	100%	Blockchain technology foundation. 9,259,259 shares subject to Rule 144. Chanh Trinh retains no interest, role, or involvement. Affiliate status arises solely from 100% ownership by MyRxWallet North America Corporation.
MyRxWallet Venture Capital Inc.	Wyoming, USA	Wholly-Owned Subsidiary	100%	Formation completed March 2026. Strategic M&A arm. 2,958,580 shares issued ($250M at $84.50/share).
MyRxWallet Corporation	Wyoming, USA	Related Party — Principal Stockholder & Noteholder (NOT a subsidiary)	N/A	Controlled by CEO. 130M restricted shares. $850M Amended Promissory Note, Feb 4, 2026.
Z the Future, LLC	Wyoming, USA	Related Party — Principal Stockholder & Noteholder (NOT a subsidiary)	N/A	Controlled by CEO. 70M restricted shares. $297.5M Amended Promissory Note, Feb 4, 2026.

MyRxWallet DAO, LLC – Technology and Platform Operations

MyRxWallet DAO, LLC, a Wyoming-organized limited liability company and a wholly-owned subsidiary of the Parent Company, is responsible for innovating, developing, licensing, maintaining, and supporting all proprietary software, blockchain protocols, artificial-intelligence models, and enterprise EHR/electronic medical record (“EMR”) systems within the MyRxWallet ecosystem.

It functions as the technological backbone of the enterprise—managing smart-contract frameworks, decentralized-data infrastructure, and interoperability tools that connect patients, providers, clinics, hospitals, laboratories, and payers.

Through decentralized autonomous organizations (“DAO”)-governed protocols, MyRxWallet DAO ensures transparency, security, and equitable participation in the monetization of health data across all MyRxWallet platforms.

MyRxWallet Prana Pvt. Ltd. – Healthcare Assets and Infrastructure (India)

MyRxWallet Prana Private Limited, headquartered in India, is a wholly-owned subsidiary formed to acquire, operate, and consolidate healthcare-related entities and facilities that comprise the broader MyRxWallet ecosystem. Its principal mission is to build the most comprehensive healthcare infrastructure in India—integrating hospitals, specialty clinics, diagnostic laboratories, pharmaceutical manufacturing, and wellness centers—while deploying the Company’s proprietary EHR and blockchain technologies throughout these facilities.

By acquiring and modernizing legacy healthcare operations, MyRxWallet Prana seeks to demonstrate a patient-centric model in which technology, treatment, and recovery are delivered seamlessly, minimizing disruption to patients’ lives and eliminating inefficiencies inherent in traditional healthcare systems.

This subsidiary also serves as the anchor for the Company’s planned hyperscale “Bio-Blockchain Intelligence” data-center campuses in Andhra Pradesh and other strategic regions.

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MyRxWallet Venture Capital, Inc. – Strategic Investment and M&A Division

MyRxWallet Venture Capital, Inc., a Wyoming-organized corporation and wholly-owned subsidiary (100%), functions as the Company’s corporate-finance and investment arm.

Its mandate is to identify, evaluate, and acquire breakthrough healthcare and technology—both early-stage startups and established enterprises—that complement or enhance the Company’s existing product stack.

MyRxWallet Capital seeks to acquire at least a controlling interest, or where strategic, full ownership, in such companies, enabling their integration into the MyRxWallet ecosystem or the adoption of their technologies within the Company’s EHR and artificial intelligence (“AI”) infrastructure.

Through disciplined due diligence, equity participation, and structured acquisition programs, MyRxWallet Capital provides the Company with a continuous pipeline of innovation while expanding its intellectual-property portfolio and long-term enterprise value.

Clinrarc Bio-Bank Intelligence Pvt. Ltd. – Biobank and Data Intelligence (USA)

The Company completed its acquisition of Bio-Bank Intelligence (formerly Clinrarc Services, Pvt. Ltd.) (“Bio-Bank”) in November 2025, with MyRxWallet Prana Private Limited holding a majority and controlling stake. As a subsidiary within the MyRxWallet Ecosystem, Bio-Bank is strategically focused on building and operating advanced biobank infrastructure, secure data intelligence platforms, and blockchain-enabled biomedical specimen vaults. Headquartered in the USA with operations in India with global reach, Bio-Bank serves as the data and infrastructure backbone of MyRxWallet’s healthcare innovation strategy.

Bio-Bank brings together a multidisciplinary team of biobank specialists, genomic scientists, data engineers, and regulatory experts. Bio-Bank specializes in the ethical collection, processing, and storage of biological samples (DNA, tissue, blood), while simultaneously managing large-scale genomic, clinical, and lifestyle datasets. Leveraging blockchain, encryption, and AI-driven analytics, its mission is to transform biological assets into actionable intelligence that accelerates drug discovery, precision medicine, and predictive healthcare.

to interface with Noah Therapeutics’ CRO operations, creating a vertically aligned pipeline from biobank specimen to clinical therapy. The intended integration is contingent in its entirety on the Noah SPA closing, completion of this offering, and successful development of the Company’s EHR and AI platform, and proceeds through the following four planned stages: Step 1 - Bio-Blockchain Intelligence: biobank specimen collection, genomic data generation, and blockchain-secured storage of biological and clinical data within the MyRxWallet ecosystem; Step 2 - MyRxWallet EHR & AI Platform: integration of biobank-derived data into the Company’s planned EHR platform, enabling AI-driven predictive modeling, clinical trial design optimization, and analytical output generation; Step 3 - Noah Therapeutics CRO: clinical trial execution utilizing the pipeline data, together with regulatory submission management, investigator site coordination, and pharmacovigilance and safety reporting; Step 4 - Therapeutic Outcomes: patient access platform integration, provider portal connectivity, and treatment workflow management enabling data-driven clinical outcomes. Bio-Bank’s infrastructure is planned to include biobank vaults, EHR integration, cloud-based data centers, and IoT-enabled logistics supply chains. The hyperscale data center and biobank vault, when completed, will adhere to international standards such as ISO 9001, CLIA, HIPAA, GDPR, and ICH-GCP. None of these integration steps currently exist; all are planned features subject to the closing of the Noah SPA and the successful completion of the Company’s platform development program.

Bio-Bank also anchors MyRxWallet’s bio-blockchain intelligence initiatives, supporting the creation of genomic databases, AI-powered analytics platforms, and secure patient-consent frameworks. By combining biobank infrastructure with advanced digital technologies, the subsidiary strengthens MyRxWallet’s ability to deliver personalized medicine solutions, expand its intellectual property portfolio, and drive long-term enterprise value across the life sciences sector.

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Noah Therapeutics SPA

On June 17, 2025, MyRxWallet Prana Private Limited entered into a Definitive Share Purchase Agreement (the “Noah SPA”) to acquire 70% of Noah Therapeutics Private Limited, a contract research organization (“CRO”) based in Hyderabad, Telangana, India. The remaining 30% is held by the original promoters of Noah Therapeutics, who are not affiliated with the Company. The total consideration for the 70% stake is 843,750 shares of Company common stock valued at approximately $20,250,000 in the aggregate. Partial consideration has been transferred prior to closing: 572,916 shares were issued to Noah Therapeutics Corporation on September 19, 2025, and 125,200 shares were issued to Venkatesh Pandi on September 19, 2025. The Noah SPA is filed as Exhibit 7.3 to this Offering Statement.

As of the date of this Offering Circular, the acquisition of Noah Therapeutics Pvt. Ltd. (India) has not yet closed. Noah Therapeutics is not currently a subsidiary of the Company or any of its subsidiaries, and all references in this Offering Circular to Noah Therapeutics as part of the MyRxWallet Ecosystem describe planned, not consummated, integration. There can be no assurance that the Noah Therapeutics acquisition will close on the expected terms, or at all.

In its existing independent operations, Noah Therapeutics maintains CRO service agreements with pharmaceutical sponsors in the ordinary course of business, including an executed Master Services Agreement with a major global pharmaceutical company. Because the Noah SPA has not yet closed, these agreements are not agreements of the Company or any of its current subsidiaries, and the Company makes no representation regarding the terms, enforceability, or ongoing status of such agreements. Upon closing of the Noah SPA, all material contracts of Noah Therapeutics will be reviewed and, to the extent required by applicable securities regulations, disclosed in a subsequent amendment to this Offering Statement.

Dr. Venkatesh Pandi holds multiple overlapping roles in connection with the MyRxWallet Ecosystem that collectively constitute a potential conflict of interest currently under review by the Company’s securities counsel: (i) he serves as Managing Director of Noah Therapeutics Private Limited and is the selling party under the Noah SPA; (ii) he is the vendor in the pending 5-acre land acquisition in Siddipet District, Telangana, for aggregate consideration of approximately $1,450,000, and his affiliate status with respect to that transaction is subject to determination by the Company’s securities counsel (see “Description of Property” and “Use of Proceeds”); (iii) he served as the introducer of the 216-acre Medak District selling group, in connection with which Raghavendra Verita Spaces LLP received a finder’s fee consisting of 37,920 shares of Company common stock at $75.00 per share; and (iv) he is expected to assume a future operational role at MyRxWallet Prana Private Limited, contingent upon completion of this offering and receipt of development funding. Dr. Venkatesh Pandi does not hold any officer or director position at MyRxWallet North America Corporation as of the date of this Offering Circular. See “Interest of Management and Others in Certain Transactions” and “Risk Factors - Risks Related to Corporate Governance and Control.”

Integrated Mission

Collectively, these subsidiaries allow MyRxWallet North America Corporation to function as a vertically integrated healthcare-technology enterprise—combining advanced data-management systems, large-scale healthcare infrastructure, and strategic investment capabilities.

The unified structure enables the Company to design, deploy, and scale end-to-end solutions that return ownership of health data to patients, empower providers with real-time intelligence, and replace legacy, siloed healthcare models with a decentralized, secure, and globally interoperable ecosystem.

Healthcare’s Current State of Problems

The healthcare industry faces persistent and compounding challenges in securing and managing patient data. Despite widespread digitization, existing EHR systems remain fragmented, inefficient, and vulnerable to cyber threats. The following represent some of the most critical systemic problems that MyRxWallet seeks to address:

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Frequent Cybersecurity Breaches and Endpoint Attacks

Hospitals and healthcare providers are increasingly targeted by hackers due to outdated cybersecurity defenses and weak endpoints. Many organizations continue to rely on legacy IT infrastructure that lacks modern encryption, intrusion detection, and zero-trust protocols. These vulnerabilities have resulted in a rising frequency of ransomware incidents, data theft, and operational downtime that disrupt patient care and expose sensitive medical records.

Vulnerabilities in Legacy EHR Systems

Major EHR providers continue to operate on architectures designed decades ago, which lack interoperability and modern data-security standards. These systems are particularly vulnerable to endpoint compromises and social-engineering attacks that exploit unpatched software and outdated user-access controls. Once infiltrated, a single endpoint can provide unauthorized access to entire patient databases, leading to massive data losses and compliance violations.

Centralized Data Storage Risks

Most EHR systems depend on centralized cloud or on-premise storage, creating a single point of failure that exposes millions of patient records to large-scale breaches. A single compromised administrator account or server misconfiguration can result in catastrophic data exposure. This structural flaw continues to drive escalating cybersecurity insurance costs and reputational risk for healthcare institutions.

Large-Scale Data Compromises

Recent breaches, such as those affecting UnitedHealth Group, Kaiser Permanente, and other national providers, have collectively exposed the medical information of more than 100 million patients.1 2 These events underscore how traditional EHR ecosystems remain ill-equipped to prevent or contain systemic cyber incidents, particularly when patient data is concentrated in a limited number of centralized repositories.

1.	UnitedHealth Group / Change Healthcare breach – A catastrophic ransomware attack in 2024 compromised sensitive medical and financial data of over 192 million people, with lawsuits ongoing against UnitedHealth and its subsidiaries: Nebraska AG’s lawsuit over Change Healthcare data breach.[3]

2.	UnitedHealth subsidiary Episource breach – In early 2025, hackers accessed systems at Episource (owned by Optum/UnitedHealth), exposing the medical and personal data of over 5 million individuals: UnitedHealth subsidiary data breach hits 5M+.[4]

3.	Kaiser Permanente breaches – Kaiser suffered multiple incidents, including unauthorized tracking technologies in 2023 that exposed data of 13.4 million users, and a 2024 email breach affecting 44,000 customers: Kaiser data breach incidents: what patients should know.[5]

Data Fragmentation and Lack of Interoperability

Patient data is dispersed across hospitals, laboratories, insurers, and third-party applications that cannot communicate effectively. The absence of standardized interoperability leads to incomplete medical histories, duplicate testing, and delayed treatment decisions. This fragmentation results in wasted resources, reduced care quality, and higher systemwide costs.

1 https://www.cms.gov/newsroom/press-releases/cms-notifies-individuals-potentially-impacted-data-breach

2 https://onerep.com/blog/kaiser-data-breach-what-patients-should-know

3 https://ago.nebraska.gov/news/attorney-general-mike-hilgers-files-lawsuit-against-change-healthcare-critical-failures

4 https://cybernews.com/security/unitedhealth-data-breach-episource/

5 https://onerep.com/blog/kaiser-data-breach-what-patients-should-know

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Regulatory Complexity and Compliance Burden

Healthcare providers must comply with an expanding array of data-protection regulations, including HIPAA in the United States, the General Data Protection Regulation (“GDPR”) in Europe, and India’s Digital Personal Data Protection Act (“DPDP”). Legacy EHR systems are not equipped to provide granular consent management, immutable audit trails, or real-time access logs—capabilities that regulators increasingly require. Non-compliance can result in substantial penalties and reputational damage.

Administrative Inefficiency and Cost Overload

Manual data entry, claims processing, and reconciliation tasks continue to consume an estimated 20–25% of U.S. healthcare expenditure.6 Outdated systems lack automation, resulting in billing errors, payment delays, and increased administrative headcount. This inefficiency reduces profitability and diverts attention from clinical outcomes.

Lack of Patient Data Ownership and Monetization Transparency

Under current frameworks, patients rarely control how their medical data is stored, shared, or monetized. Health systems and third parties often sell or license de-identified data without compensating the individuals who generated it. This inequity has eroded patient trust and created ethical and regulatory scrutiny over secondary use of health data.

Limited Use of Artificial Intelligence and Predictive Analytics

Although healthcare generates vast volumes of data, most EHR platforms lack embedded AI capabilities to detect early-stage disease indicators or predict treatment outcomes. This under-utilization of data diminishes opportunities for preventive care, population-health management, and cost savings.

Infrastructure Inequality in Emerging Markets

Healthcare IT infrastructure in many developing regions remains outdated or nonexistent. Limited bandwidth, aging hardware, and lack of secure cloud access prevent reliable deployment of EHR systems. This widens the global digital divide and excludes billions of patients from secure digital health participation.

Escalating Cyber-Insurance and Liability Exposure

As cyber incidents grow in frequency and magnitude, healthcare organizations face rising insurance premiums and tightening underwriting standards. Without immutable audit trails or decentralized data verification, providers struggle to demonstrate compliance and limit post-breach liability.

6 https://jamanetwork.com/journals/jama/fullarticle/2785479

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Our Solution

MyRxWallet’s solution is designed to address the systemic challenges of data security, fragmentation, and patient disempowerment through a comprehensive, proprietary, and purpose-built platform combining blockchain, AI, and decentralized infrastructure. Subsequent to the September 30, 2025 balance sheet date, the Company deployed its core EHR platform to production. The core EHR platform, FHIR-based interoperability APIs, patient and provider portals, and Hyperledger blockchain infrastructure are technically operational. On April 17, 2026, the platform completed all 317 sub-tests of the ONC Inferno v8.0.0 test suite with zero failures, which is the required predicate for ONC Health IT Module Certification under 45 CFR 170.315(g)(10). The Company is currently engaging ONC-Authorized Certification Bodies to complete Module Certification and achieve listing on the federal Certified Health IT Product List (CHPL). The Company remains pre-commercial with no external users, no executed pilot or customer agreements, and no revenue as of the date of this Offering Circular. Certain advanced capabilities described below - including AI/ML clinical decision support, the MyRxToken program, the biobank infrastructure, and the hyperscale data center - remain in the planning or early development stage and are contingent upon the successful completion of this offering and subsequent development funding.

Feature / Operation	Current Status	Key Steps Remaining	Contingencies	Est. Timeline
EHR Core Platform	Deployed to production (ehr.myrxwallet.io); ONC Inferno v8.0.0 passed April 17, 2026 (317/317 sub-tests, zero failures); ACB engagement for Module Certification in process; pre-commercial (no external users)	Hire dev team; build architecture; MVP; HIPAA compliance; ONC certification	Full funding required	12–24 months post-funding
AI / ML Engine	Does not exist; no code written	Data architecture; model training; biostatistician validation; FDA SaMD review	Full funding + data partnerships	12–36 months post-funding
Blockchain EHR Infrastructure	Hyperledger infrastructure deployed and live in production; integrated with core EHR platform; smart contract layer operational	Protocol selection; smart contract layer; security audit	Full funding; partner agreements	12–30 months post-funding
Biobank / Bio-Blockchain Infrastructure	Land agreements signed; no construction	Land closing; construction; CLIA/ISO certification; clinical staff	Full proceeds + land closing	12–60 months post-funding
Noah Therapeutics CRO Integration	SPA executed; NOT YET CLOSED	SPA closing; system integration; regulatory alignment	Contingent on SPA closing	Post-acquisition closing
Hyperscale Data Center	Land agreements signed; no construction	Land registration; permits; construction; power infrastructure	Full proceeds + land closing	24–48 months post-funding
MyRxToken Program	Concept stage	Blockchain development; legal review; ecosystem partner onboarding	Platform completion required	24–42 months post-funding

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Core Platform Features

•	Advanced Security Features: Our platform is designed to utilize decentralized data sharding, splitting encrypted data fragments across multiple blockchain nodes to ensure that no single dataset is ever vulnerable to compromise, eliminating centralized points of failure common in traditional EHR systems.

•	Tamper-Proof Ledger Technology: MyRxWallet’s planned blockchain ledger is intended to be immutable and auditable. Once data is recorded, it will not be able to be altered or deleted, ensuring trust, traceability, and integrity across all participants in the healthcare network.

•	Proprietary AI Algorithms: Purpose-built for the healthcare sector, our planned AI system is intended to enhance diagnostic accuracy, streamline administrative workflows, and deliver predictive analytics to healthcare providers, improving both clinical outcomes and operational efficiency.

•	Decentralized Encryption: Our planned decentralized data encryption algorithm is designed to play a key role in securing data across the board, from patients to providers, eliminating the vulnerabilities present in traditional centralized systems by removing single points of access, protecting against endpoint and ransomware attacks that plague legacy EHR platforms.

•	Our planned proprietary AI algorithms are intended to optimize diagnostic accuracy, healthcare workflows, and predict patient outcomes, improving overall care. The platform’s planned adaptive AI engine does not currently exist and has not been built, trained, or deployed as of the date of this Offering Circular. When developed, it is intended to learn from anonymized datasets to improve predictive modeling, automate workflows, and optimize resource utilization across hospitals, laboratories, and insurers. All AI capabilities described in this section are planned features contingent upon completion of this offering and subsequent development funding.

•	Monetization Model: Patients are intended to be rewarded for securely sharing anonymized data through MyRxCoins or MyRxTokens, creating a planned transparent and ethical marketplace for healthcare insights designed to support research, medical devices, insurance modeling, and pharmaceutical innovation while preserving patient consent and data control.

•	Development Stage Status: Summary of Platform Components: All platform capabilities described in this Offering Circular are in the concept and design stage. None have been built, launched, or deployed as of the date of this Offering Circular. The following table summarizes the development status of each principal platform component. All timelines and cost estimates are contingent on receipt of sufficient offering proceeds.

Electronic Health Record (EHR) Platform Overview

Our platform is in the development stage. We plan to use the funds from this offering to build out the platform, which we plan to call the “MyRxWallet.”

The primary purpose is to create an integrated EHR solution that offers secure, accessible, and user-friendly healthcare management tools for patients and healthcare providers. The system is expected to serve as both a patient portal and a robust backend workflow for providers, facilitating seamless healthcare delivery across diverse needs.

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Key Features and Functionality of the Patient Portal

•	User-Friendly Interface: A simple, intuitive design with easy navigation is planned, intended to ensure that patients of all ages and tech comfort levels will be able to manage their health records with ease.

•	Secure Access: Two-factor authentication and encrypted logins are planned to ensure that only authorized users will be able to access sensitive data.

•	Appointment Scheduling: Patients will be able to book appointments with their primary care physicians, specialists, and lab services directly from the portal, with reminders and follow-ups integrated.

•	Real-Time Health Data Access: Patients will be able to access lab results, imaging, prescriptions, visit summaries, and more as soon as they are available.

•	Prescription Management: The platform is designed to allow patients to manage prescriptions, request refills, view medication history, and receive reminders for medications.

•	Health Progress Monitoring: Planned AI-driven insights are intended to offer tailored health recommendations based on data trends, helping patients track key health indicators such as blood pressure, glucose levels, and cholesterol.

•	Telehealth Integration: Built-in telemedicine capability is planned, which will allow patients to consult with healthcare providers via video directly within the portal.

•	Blockchain-Secured Data: Each record update is planned to be immutably recorded on the blockchain, ensuring tamper-proof and verifiable patient data.

•	Consent Management: Patients will be able to manage who has access to their health records, with options for timed access for external providers.

Optometry and Dental Care Features

•	Vision Records and History:

o	The platform is designed to track patients’ vision assessments, including refractive error, prescription history, and visual acuity.

o	The platform will document past vision correction procedures, such as LASIK or cataract surgeries, with details on outcomes and recovery.

•	Prescription Management for Glasses and Contact Lenses:

o	The platform is planned to include integrated tools for optometrists to generate and manage prescriptions for glasses and contact lenses.

o	Patients will be able to view and refill contact lens prescriptions through the patient portal, with reminders for eye exams and prescription renewals.

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•	Optical Image Storage and Analysis:

o	The platform is designed to allow users to upload and store images from optical coherence tomography (“OCT”), fundus photography, and other diagnostic imaging to monitor eye health over time.

o	The platform is planned to integrate AI tools to assist in identifying and tracking signs of retinal disease, glaucoma, or macular degeneration.

•	Integration with Vision Insurance:

o	The platform is designed to simplify insurance verification for vision coverage, allowing providers to check eligibility for routine exams, contact lenses, and glasses.

•	Visual Field Testing and Monitoring:

o	The platform will document and track results from visual field tests, important for managing glaucoma and other vision impairments.

o	The platform will enable patients to see their test history and receive educational resources on maintaining visual health.

Dental Care-Specific Features

•	Dental Charting and History:

o	The platform is planned to include comprehensive dental charting functionality to document the state of each tooth, restorations, and gum health.

o	The platform will record detailed patient dental history, including past treatments like fillings, crowns, root canals, and extractions.

•	Treatment Planning and Case Documentation:

o	The platform is planned to include tools for providers to create detailed treatment plans, including recommended procedures, estimated costs, and timelines.

o	The platform will enable patients to view their treatment plans and understand recommended steps and costs through the portal.

•	Dental Imaging and X-Ray Integration:

o	The platform is planned to allow storage and viewing of dental x-rays, intraoral images, and 3D scans, and is designed to integrate with existing dental imaging systems.

o	AI-assisted analysis is planned to detect early signs of cavities, bone loss, and other dental issues.

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•	Preventive Care Reminders:

o	The platform is planned to provide automatic reminders for routine cleanings, exams, and other preventive services.

o	Patients will receive prompts to schedule cleanings and exams, promoting better long-term dental health.

•	Insurance and Billing Integration:

o	The platform is planned to integrate with dental insurance systems for easy verification of coverage and benefits.

o	The platform will include streamlined billing tools for providers to quickly manage patient claims, verify dental benefits, and track treatment approvals.

•	Patient Education Tools:

o	The platform is planned to provide access to educational resources on oral hygiene, preventive care, and post-treatment guidelines.

o	Visual aids and articles will be available through the patient portal, helping patients understand treatment plans and recovery processes.

Integration with Core EHR Platform

Both optometry and dental features are planned to be seamlessly integrated into the MyRxWallet EHR, ensuring a unified experience for patients and providers across all specialties. This integration is designed to provide a comprehensive healthcare record that combines general health data with optometry and dental history, offering a full spectrum of patient health information.

Patient Benefits

•	Patients have a single point of access to all their healthcare data, including vision and dental records, enhancing their engagement and understanding of their overall health.

•	Opt-in notifications for vision exams, dental cleanings, and preventive visits help patients stay proactive about their healthcare needs.

Provider Benefits

•	Patients will have a single point of access to all their healthcare data, including vision and dental records, enhancing their engagement and understanding of their overall health.

•	Opt-in notifications for vision exams, dental cleanings, and preventive visits are designed to help patients stay proactive about their healthcare needs.

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Provider Backend Workflow Application

•	Integrated Patient Records: The platform is planned to provide a comprehensive view of each patient’s health data, including visit history, lab results, imaging, medications, and chronic condition tracking.

•	Automated Documentation: The platform is designed to use natural language processing (“NLP”) to automate data entry, reducing time spent on documentation and improving accuracy.

•	Appointment Management: The platform is planned to include real-time scheduling, automated reminders, and no-show tracking to maximize efficiency in patient care.

•	Clinical Decision Support: The platform is designed to provide AI-driven clinical recommendations, flagging potential diagnoses or treatment options based on symptoms, lab results, and medical history.

•	Prescription and Pharmacy Integration: The platform is planned to allow providers to manage prescriptions, check for drug interactions, and send orders directly to pharmacies.

•	Billing and Coding Assistance: The platform is designed to provide automated coding suggestions based on treatment and diagnostic entries, streamlining the billing process and reducing errors.

•	Care Coordination: The platform is designed to facilitate care team communication, including task assignment, progress tracking, and secure messaging among all team members.

•	Analytics and Reporting: The platform is planned to include in-depth reports on patient populations, treatment outcomes, and operational metrics, allowing providers to make data-driven decisions.

•	Blockchain for Audit Trails: The planned blockchain integration is intended to ensure a verifiable and transparent record of all modifications made within a patient’s EHR, supporting compliance and security.

Technical Architecture and Infrastructure

System Architecture

•	Cloud-Based System: A secure, cloud-native environment leveraging the Company’s planned proprietary, enterprise-grade and hyperscale cloud infrastructure is intended to ensure continuous data accessibility, redundancy, and near-zero downtime. This infrastructure is planned to underpin all blockchain, AI, and healthcare data operations across the MyRxWallet ecosystem, providing scalable performance and full compliance with SOC 2, HIPAA, and GDPR standards.

•	Modular Microservices Design: Each functionality (e.g., patient data management, scheduling, billing) is planned to be developed as an independent microservice, improving scalability, maintainability, and fault isolation.

•	Blockchain Integration: A permissioned blockchain network (e.g., Hyperledger Fabric) will manage patient data updates, creating a tamper-proof log of all EHR interactions.

•	APIs and Interoperability: The platform is planned to use HL7 FHIR (Fast Healthcare Interoperability Resources) standards to ensure compatibility with other healthcare systems, promoting interoperability across the healthcare ecosystem.

•	Web3 Components: The platform is planned to integrate Web3 components to enable secure, decentralized identity management, allowing users to control access to their data directly.

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Machine Learning and Artificial Intelligence — Planned Technical Architecture

None of the AI or machine learning capabilities described below have been developed, validated, or deployed as of the date of this Offering Circular. All capabilities are planned features contingent on receipt of sufficient offering proceeds and completion of development. The Company plans to incorporate the following categories of machine learning and artificial intelligence:

(i)	Supervised Learning Applications. The platform is designed to employ supervised machine learning models for clinical classification and prediction tasks, including disease risk stratification, medication adherence scoring, and readmission prediction. These models are intended to be trained on labeled clinical datasets - including diagnoses, laboratory results, and medication records - to generate evidence-based treatment recommendations and flag potential adverse drug interactions within the EHR interface. Intended algorithms include gradient boosting classifiers and logistic regression models applied to structured clinical data, implemented using open-source libraries such as scikit-learn and TensorFlow as foundational development libraries. These outputs will function as advisory information only and will be subject to mandatory review by licensed clinicians prior to any clinical application. The Company does not currently possess these models and has not commenced development.

(ii)	Natural Language Processing. The platform intends to incorporate NLP for automated clinical documentation, including structured data extraction from unstructured clinical notes, ICD-10 diagnostic coding assistance, and patient-provider communication summarization. The Company intends to deploy transformer-based NLP models to automate the extraction and structuring of unstructured physician notes, discharge summaries, and referral letters into standardized EHR data fields. Intended base architectures include BioBERT and ClinicalBERT, which are open-source, pre-trained models released under the Apache 2.0 license. The Company intends to fine-tune these models on its own de-identified clinical datasets to develop proprietary, domain-adapted versions. The Hugging Face Transformers library is anticipated to serve as the primary framework for NLP model development and deployment. The Company does not currently own any proprietary trained NLP models and has not commenced development.

(iii)	Algorithm Architecture. The platform’s AI inference infrastructure is planned to use a modular microservices architecture with separate endpoints for each AI task. The Company intends to use transformer-based architectures for language and sequence tasks, gradient-boosted tree models (including XGBoost) for structured clinical data, and deep neural networks built with PyTorch for imaging and genomic analysis applications. The isolation forest algorithm intended for anomaly detection is similarly available through open-source libraries. The Company does not currently own any proprietary trained models. The Company’s intended proprietary advantage will derive from fine-tuning these open-source architectures on its own de-identified clinical datasets and integrating them within its proprietary EHR platform workflow. All such proprietary development is contingent upon completion of development funding.

(iv)	Anomaly Detection. The platform is designed to include real-time anomaly detection for cybersecurity threat identification (including detection of unusual access patterns and potential data breaches) and clinical data quality monitoring (including identification of potentially erroneous or fraudulent data entries). The Company additionally intends to implement unsupervised clustering and isolation forest algorithms to identify anomalous billing patterns, duplicate claims, and potential fraud indicators within connected payor system data. Both statistical and neural network-based anomaly detection models are planned for integration within the platform’s security and data-quality layers. All anomaly detection outputs will be reviewed by qualified compliance personnel prior to any adverse action. No claim will be flagged, denied, or escalated based solely on machine learning output without human review.

(v)	Federated Learning. To address patient privacy obligations under HIPAA and GDPR, the Company intends to incorporate federated learning protocols that enable model training across distributed healthcare data sources without centralizing raw patient data, consistent with the HIPAA minimum necessary standard. Under the planned approach, model parameters rather than raw patient data would be aggregated across participating nodes. This approach is intended to enable learning from decentralized datasets while preserving patient data sovereignty and regulatory compliance. The Company acknowledges implementation challenges including data heterogeneity across participating institutions, system interoperability requirements, and potential exposure to adversarial model inputs - all of which will require mitigation prior to any deployment. No federated learning architecture currently exists within the Company’s technology.

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(vi)	Healthcare Facility Intelligence. The platform is planned to include facility-level operational intelligence tools for the healthcare facilities the Company intends to acquire and operate, including: (i) predictive maintenance for on-site medical and data center equipment; (ii) AI-driven energy management across the planned hyperscale data center and biobank infrastructure; (iii) computer vision and sensor-based monitoring for facility security and patient flow management; and (iv) AI-assisted inventory and supply chain management for medical consumables, laboratory supplies, and pharmaceutical inputs. The Company intends to develop certain of these capabilities in-house and engage qualified third-party vendors for others; the specific allocation between in-house development and third-party engagement has not yet been determined and will be disclosed in future amendments. None of these operational capabilities currently exist.

(vii)	Open-Source License Risk Disclosure: The Company expects to incorporate open-source software components including TensorFlow, PyTorch, scikit-learn, Hugging Face Transformers, BioBERT, and ClinicalBERT. Certain open-source licenses (including GPL and AGPL copyleft licenses) impose conditions that, if not complied with, could require the Company to disclose its proprietary source code publicly. See Risk Factors — Risks Related to Technology and Cybersecurity.

(viii)	Model Governance, Human Oversight, and Liability. The Company intends to implement a formal model validation framework prior to any clinical or operational deployment, including internal back-testing, ongoing performance monitoring, and periodic recalibration. All machine learning outputs in clinical decision support and claims anomaly detection contexts will be presented to qualified human reviewers — licensed clinicians or compliance personnel, as applicable — as advisory information only and will not constitute autonomous clinical or financial decisions. No machine learning output will be used to make, deny, or escalate a clinical recommendation or claims determination without human review. The Company acknowledges that the use of machine learning in clinical and financial contexts carries inherent risks, including model error, algorithmic bias, data quality limitations, and regulatory uncertainty. Investors are directed to the Risk Factors section of this Offering Circular for a full discussion of material risks associated with the Company’s intended use of artificial intelligence and machine learning. None of the machine learning capabilities described above currently exist within the Company’s technology or operations. All are planned features subject to successful fundraising, technology development, execution of required data agreements, and applicable regulatory review, including but not limited to review under HIPAA and applicable FDA guidance on clinical decision support software.

(ix)	Training Data Sources and Development Timeline. The Company intends to train its supervised and NLP models using de-identified electronic health records, laboratory results, medication histories, and physician notes obtained through data sharing agreements with partner healthcare facilities, subject to executed HIPAA Business Associate Agreements. The Company does not currently possess a proprietary clinical training dataset and has not executed any data sharing agreements to date. For proof-of-concept development, the Company anticipates utilizing publicly available, annotated clinical corpora such as MIMIC-III/IV (PhysioNet Credentialed Access License). The Company does not share or sell training data to third parties and has no plans to do so. Initial proof-of-concept model development could commence within 12 to 18 months following completion of initial development funding. Full integration of ML capabilities into the EHR platform is estimated at 24 to 36 months post-funding, subject to execution of data sharing agreements and applicable regulatory review. These timelines are estimates subject to material uncertainty.

(x)	AI Model Validation Framework (Planned). The Company’s adaptive AI engine does not currently exist. No proprietary AI model has been built, trained, or deployed as of the date of this Offering Circular. All AI capabilities described in this Offering Circular are planned features contingent upon completion of this offering and allocation of development funding. Upon completion of development, the Company intends to validate its AI models through the following planned steps: (i) internal testing against de-identified patient datasets using held-out test sets to assess baseline model performance prior to any deployment; (ii) k-fold cross-validation to evaluate model generalizability across different patient subpopulations and clinical settings; (iii) external review by qualified biostatisticians and clinical informatics professionals prior to any clinical application; (iv) compliance review against applicable FDA Software as a Medical Device (“SaMD”) guidance and applicable HIPAA privacy and de-identification standards under 45 CFR §§ 164.514(a)–(b); and (v) peer review through academic publication or structured clinical pilot programs prior to any commercial deployment. No third-party validation services have been engaged as of the date of this Offering Circular, and no validation timeline has been established. All validation activities described above are contingent on first securing funding from this offering and completing initial development of the underlying AI infrastructure. There can be no assurance that any validation process will result in models that perform to the Company’s expectations or that satisfy applicable regulatory requirements.

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Security and Compliance

•	Data Encryption: End-to-end encryption for all data at rest and in transit is planned, designed to ensure compliance with HIPAA and other healthcare regulations.

•	Two-Factor Authentication (“2FA”): The platform is planned to require 2FA for all users accessing the system, protecting against unauthorized access.

•	Role-Based Access Control (“RBAC”): The platform is designed to restrict data access based on user roles, ensuring sensitive data is visible only to authorized personnel.

•	Audit Trails: Planned blockchain integration is designed to create a complete audit trail of all system activity, supporting transparency and accountability.

•	Compliance: The platform is designed to adhere to HIPAA, GDPR, and other relevant regulations, with regular compliance audits planned to maintain standards.

Development and Deployment Plan

•	Phase 1: Core EHR Platform: The core EHR platform has been deployed to production subsequent to the September 30, 2025 balance sheet date. The platform is technically operational at ehr.myrxwallet.io, with APIs, patient and provider portals, and Hyperledger blockchain infrastructure live. The Company will use a portion of the proceeds of this offering to complete ONC Module Certification, expand platform capabilities, onboard commercial users, and develop additional features described herein.

•	Phase 2: AI-Driven Decision Support and Blockchain: We plan to integrate AI tools for clinical decision support and implement blockchain for secure data management.

•	Phase 3: Telehealth and Patient Engagement: We plan to add telehealth functionality, expand patient engagement features (e.g., personalized health insights), and refine user interfaces.

•	Phase 4: Full Provider Workflow and Reporting: We plan to complete the backend provider workflow application with comprehensive analytics, reporting, and coding assistance.

Testing and Quality Assurance

•	Unit Testing: Each component is planned to be individually tested to ensure it meets functionality standards.

•	Integration Testing: Cross-service interactions will be rigorously tested to verify seamless communication between modules.

•	Compliance Testing: We plan to verify compliance with all regulatory standards, especially HIPAA and GDPR, and the DPDP.

•	User Acceptance Testing (“UAT”): We plan to engage a select group of patients and providers to test the platform in real-world scenarios and provide feedback.

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Deployment and Maintenance

•	Continuous Integration/Continuous Deployment (“CI/CD”): The platform is planned to use automated testing and deployment pipelines to streamline updates and ensure a smooth rollout of new features.

•	Monitoring and Maintenance: We plan to implement 24/7 system monitoring with proactive maintenance and regular security audits to detect and address vulnerabilities.

•	Data Backup and Disaster Recovery: We plan to implement scheduled backups and maintain a detailed disaster recovery plan to protect patient data in case of any unexpected events.

User Training and Support

•	Provider Training Program: We plan to offer in-depth training for healthcare providers to familiarize them with all features of the backend workflow, clinical decision tools, and secure data handling.

•	Patient Support Resources: We plan to provide user guides, video tutorials, and 24/7 support to help patients navigate the portal, access their health information, and make the most of its features.

•	Help Desk and Technical Support: We plan to provide dedicated support teams for real-time assistance, available for both patients and providers.

Future Scalability and Enhancements

•	AI and Machine Learning Expansion: We plan to further develop predictive analytics for early detection of health issues based on EHR data trends.

•	Remote Patient Monitoring: We plan to integrate with wearable devices to enable real-time monitoring of chronic conditions and health metrics.

•	Integration with Third-Party Health Services: We plan to allow patients and providers to connect with third-party services, like diagnostic labs or specialist networks, for enhanced care coordination.

•	Advanced Telemedicine Features: We plan to expand telehealth capabilities to include features like remote diagnostics and multi-provider consultations.

NFT-Base Identity and Access Management

Each patient, provider, or institutional participant will receive a non-fungible token (“NFT”) upon registration on the MyRxWallet platform. This NFT is intended to serve as a secure, cryptographically protected credential embedded with multi-layer encryption to authenticate user access throughout the MyRxWallet ecosystem. This feature does not currently exist and is a planned development contingent upon completion of funding and platform development.

MyRxToken Program - Closed-Loop Healthcare Rewards (Internal Use Only): MyRxTokens are a proprietary, closed-loop digital rewards unit designed exclusively for use within the MyRxWallet Ecosystem. MyRxTokens are NOT intended to be sold, traded, transferred, redeemed, or transacted upon outside of the MyRxWallet platform. MyRxTokens are not a cryptocurrency, are not listed or intended to be listed on any digital asset exchange, and are not designed to function as a medium of exchange, store of value, or investment instrument outside the platform. The MyRxToken program is structurally analogous to a closed-loop healthcare loyalty rewards program.

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Intrinsic Value Determination: The platform intends to assign token values based on: (i) data contribution type and research utility (longitudinal genomic records earn more than routine demographic data); (ii) activity completion (preventive care, appointment adherence, medication compliance); and (iii) participation tier multipliers for sustained engagement. All token valuations are set by Company platform administrators. No external oracle, market mechanism, or third-party exchange determines the value of MyRxTokens.

Redemption is limited exclusively to within the MyRxWallet Ecosystem for: (i) reduced or waived co-pays at participating facilities; (ii) premium platform features; (iii) credits toward pharmaceutical or laboratory services; and (iv) donation to registered health research initiatives within the platform.

Regulatory Note: The Company has structured MyRxTokens as a closed-loop loyalty program intended to fall outside the definition of a security under the Howey test. The Company has not sought a no-action letter or formal SEC guidance regarding MyRxTokens and does not represent that MyRxTokens are definitively excluded from regulation as securities under current or future law.

Each NFT functions as more than an identity key — it is a personalized “MyRxWallet” that contains and manages all of the participant’s digital healthcare assets, including medical records, genomic data, health tokens, and verified credentials. These NFTs are asset-backed within the ecosystem, reflecting the intrinsic value of the holder’s verified data, earned rewards, and staking rights. Accordingly, every NFT carries a determinable monetary value, representing the participant’s cumulative healthcare and data assets, which can be utilized within the MyRxWallet platform, exchanged for MyRxTokens, or redeemed in accordance with applicable securities and data-monetization laws.

Through this design, MyRxWallet transforms digital identity into a value-bearing instrument, merging personal data ownership with secure financial participation — enabling patients, providers, and institutions to directly benefit from their contributions to the ecosystem, while maintaining privacy, regulatory compliance, and full transactional transparency.

Decentralized DAO Governance

Through MyRxWallet DAO, LLC, the Company intends to operate a decentralized governance framework that will enable community-based oversight of the ecosystem. Token holders will be able to propose and vote on upgrades, partnerships, and monetization initiatives directly on-chain and off-chain. This governance model is designed to promote transparency, stakeholder participation, and regulatory alignment while ensuring that platform decisions will be driven by the community and not solely by centralized corporate management.

The DAO is also intended to function as a licensing and royalty hub, managing the intellectual property (“IP”) rights and software licenses across all MyRxWallet subsidiaries. This is designed to allow the DAO to generate on-chain revenue streams from licensing, staking, and governance fees that circulate within the ecosystem.

Hyperscale and Hyperledger Data Centers

Through MyRxWallet Prana Pvt. Ltd., the Company plans to develop hyperscale data centers—covering approximately 156 acres for purpose-built AI, DAO, and Web3 infrastructure, approximately 216 acres planned for hyperscale enterprise-grade blockchain cloud infrastructure, and 50 plus acres planned for bio specimen and bio intelligence EHR technology development in India. These facilities are intended to host blockchain nodes, AI compute clusters, genomic databases, and secure health-data archives. They are planned to support both MyRxWallet’s global operations and third-party healthcare partners requiring compliant, high-availability data infrastructure.

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By owning and operating its own data centers, MyRxWallet intends to eliminate dependence on external cloud providers, achieving:

•	Lower operating costs;

•	Enhanced security and compliance with the DPDP, HIPAA, and GDPR; and

•	Direct control over system performance, uptime, and scalability

We believe this planned infrastructure is intended to anchor MyRxWallet’s long-term expansion across Asia, Europe, and North America, providing a resilient backbone for the Company’s AI-, blockchain-, and data-driven healthcare operations.

Our Infrastructure Stack

MyRxWallet’s infrastructure strategy extends beyond traditional data hosting to form a global-scale digital and healthcare ecosystem, comprising the following components:

•	Clinical Research Organization (“CRO”): A full-service research and development entity with approximately 60 full-time employees based in India, supporting clinical trials, drug development, and biotech analytics.

•	Hyperscale + Hyperledger Mega Data Centers: Nearly 500 acres of combined infrastructure in Hyderabad, India, allocated as follows:

o	215 acres dedicated to hyperscale blockchain-powered enterprise cloud computing;

o	155 acres supporting multi-purpose AI, Web3, DAO, and staking infrastructure;

o	50 acres designated for critical supply chain and logistics technologies; and

o	Five acres devoted to a human genomic bio-bank enabling real-time specimen storage and data analysis and precision-medicine research.

Together, these integrated assets position MyRxWallet as a self-sustaining healthcare and technology ecosystem—one capable of withstanding future global health crises or geopolitical disruptions while providing sovereign control over healthcare data, computation, and innovation.

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Intercompany Revenue Model

MyRxWallet’s planned group structure is designed to create a self-sustaining ecosystem that is intended to capture revenue internally from strategic acquisitions rather than outsourcing to third parties:

Entity	Role in Ecosystem	Revenue Contribution
MyRxWallet North America Corporation (Parent)	Oversees global strategy, governance, and equity financing.	Is planned to generate revenue from healthcare facilities, technology licensing, tokenization, and data-exchange fees.
MyRxWallet DAO, LLC	Will innovate and develop blockchain EHR technology, bio-genomics artificial intelligence, hyperscale DAO governance, IP licensing, and staking programs.	Is planned to earn recurring DAO transaction and governance fees.
MyRxWallet Prana Pvt. Ltd. (India)	Will manage healthcare facilities, and develop and operate data-center infrastructure.	Is planned to generate MSA and compute-service revenue from both internal entities and external healthcare clients.
MyRxWallet Venture Capital, Inc.	Will identify and acquire emerging healthcare and biotech startups.	Is planned to add value through equity appreciation, royalties, and technology integration.

This planned vertically integrated model is designed to ensure that MyRxWallet retains most of its revenue within the consolidated group—capturing value at every stage of the data life cycle, from collection and encryption to analytics, storage, and monetization.

By integrating blockchain, AI, decentralized governance, and hyperscale infrastructure under one vertically aligned corporate structure, MyRxWallet intends to eliminate third-party dependency and create a closed-loop economic system designed to be secure, transparent, and self-sustaining. The result is intended to be a platform capable of delivering reliable, compliant, and patient-owned healthcare solutions at global scale.

We believe this solution will have a profound impact on the healthcare industry:

•	Market Share Growth: By providing a superior, secure platform, MyRxWallet intends to capture a significant share of the healthcare data management market, increasing our market share as we secure more partnerships with healthcare providers and insurers.

•	Revenue from Tokenization: Our planned patient rewards and monetization programs are designed to allow users to earn MyRxCoins or MyRxTokens when their data is shared. This is intended to incentivize users and ensure continuous engagement with the platform, further driving growth in market share and valuation.

•	Government and Institutional Adoption: As the platform gains adoption by government agencies and global healthcare providers, we believe it will reduce the frequency of data breaches and improve healthcare outcomes, leading to rapid expansion.

•	Increased market share and valuation driven by advanced security features.

•	The role of the decentralized data encryption algorithm in significantly enhancing data security.

•	The impact of the patient rewards and monetization programs, ensuring long term platform engagement and further boosting market share.

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Our Plan of Operation

Short-Term Plan: Year 1 (June 2026 through December 2026)

Principal Anticipated Challenges: The Company anticipates the following principal challenges in executing its business plan: (i) the sufficiency of offering proceeds relative to the capital intensity of the land acquisition and infrastructure development program, which requires approximately $104.3 million in aggregate cash consideration for land alone; (ii) ONC EHR certification and FDA Software as a Medical Device (“SaMD”) regulatory timelines, which are uncertain and may materially extend the timeline for platform launch and AI/ML feature deployment; (iii) the complexity of Indian land registration procedures and hyperscale data center construction permitting, which involve multiple governmental authorities and are subject to delays outside the Company’s control; (iv) recruiting qualified blockchain, AI, and healthcare technology personnel in a highly competitive talent market; (v) the Noah Therapeutics SPA closing timeline under Indian corporate law, which involves closing conditions outside the Company’s control; and (vi) evolving regulatory frameworks for digital health tokens and cross-border healthcare data sovereignty, which may require material modifications to the Company’s planned platform and token program structure.

The following table sets forth the Company’s nine principal operational objectives, together with the estimated funding required, personnel and expertise required, estimated timelines, key anticipated challenges, and measurable milestones for each. All amounts and timelines are estimates subject to material uncertainty and contingent on receipt of sufficient offering proceeds.

Objective 1 — Complete Regulation A Offering: Funding Required: approximately $50,000 in offering expenses. Personnel: securities counsel and auditors. Estimated Timeline: immediate upon qualification. Key Challenges: SEC qualification timeline and investor demand. Milestone: offering qualification effective.

Objective 2 — Close All Pending Indian Land Acquisitions: Funding Required: approximately $104.3 million in aggregate cash consideration. Personnel: Indian legal counsel, land surveyors, and title registrars. Estimated Timeline: 0–6 months post-funding. Key Challenges: Indian sub-registrar registration requirements, currency risk, and title documentation. Milestone: legal title registered at the Indian sub-registrar’s office for all four parcels.

Objective 3 — Commence Hyperscale Data Center Construction: Funding Required: included in strategic M&A and construction budget (70% of net proceeds allocation). Personnel: civil engineers, data center architects, and permitting specialists. Estimated Timeline: 6–18 months post-funding. Key Challenges: government permits, contractor availability, and power infrastructure development. Milestone: all permits obtained and groundbreaking completed.

Objective 4 — Build and Launch EHR Core Platform (Phase 1): Funding Required: approximately $3–5 million. Personnel: software engineers, clinical informatics specialists, UX designers, and HIPAA compliance officers. Estimated Timeline: 18–24 months post-funding. Key Challenges: ONC EHR certification, HIPAA compliance, and healthcare provider adoption. Milestone: minimum viable product deployed and first provider pilot program initiated.

Objective 5 — Integrate AI/ML Clinical Decision Support: Funding Required: approximately $2–3 million. Personnel: data scientists, biostatisticians, ML engineers, and FDA SaMD regulatory specialists. Estimated Timeline: 24–36 months post-funding. Key Challenges: clinical training data availability, FDA SaMD regulatory pathway, and model validation requirements. Milestone: first validated AI module deployed within the EHR platform.

Objective 6 — Close Noah Therapeutics SPA and Integrate CRO: Funding Required: SPA share consideration partially transferred prior to closing; post-closing integration estimated at approximately $500,000–$1,000,000. Personnel: clinical operations management, regulatory affairs specialists, and integration specialists. Estimated Timeline: 0–24 months (entirely contingent on SPA closing). Key Challenges: Indian Companies Act closing requirements and post-acquisition integration complexity. Milestone: Noah SPA fully closed and CRO operations integrated within the MyRxWallet Ecosystem.

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Objective 7 — Healthcare Facility and Strategic Acquisitions: Funding Required: 70% of net offering proceeds (approximately $52.5 million at the maximum offering level). Personnel: M&A counsel, healthcare operations management, and due diligence teams. Estimated Timeline: 12–36 months post-funding. Key Challenges: acquisition target identification, healthcare facility licensing and regulatory approvals, and valuation. Milestone: first healthcare facility acquisition completed and integrated.

Objective 8 — Launch MyRxToken Rewards Program: Funding Required: included within the platform development budget. Personnel: blockchain developers, legal counsel, and product managers. Estimated Timeline: 30–42 months post-funding. Key Challenges: regulatory classification of the token program and patient participant adoption. Milestone: 10,000 active platform participants enrolled in the rewards program.

Objective 9 — Hire Key Executive and Operational Personnel: Funding Required: included in the working capital allocation. Personnel to be recruited: Chief Financial Officer, Chief Technology Officer, Chief Medical Officer, VP of Sales and Marketing, and clinical operations head. Estimated Timeline: 0–12 months post-funding. Key Challenges: competitive talent market and requirement for specialized blockchain and healthcare technology expertise. Milestone: full senior leadership team assembled.

Objectives 3 and 7 both draw from the 70% strategic M&A and acquisitions allocation of net proceeds. Management retains broad discretion over the allocation of proceeds between data center construction and healthcare facility acquisitions within this category, based on market conditions and strategic priorities at the time of deployment.

The Company is currently a pre-revenue, development-stage entity. Its present activities are limited to: (i) building foundational architecture and design specifications for its EHR technology platform through MyRxWallet DAO, LLC; (ii) maintaining corporate governance, regulatory compliance, and SEC reporting obligations; and (iii) managing its strategic transaction program, including the pending Indian land acquisitions and the Noah Therapeutics SPA. The Company has not yet commenced commercial operations, generated revenue, or deployed any technology platform. Upon receipt of sufficient funding from this offering, the Company intends to immediately implement its business plan as described in this Offering Circular, subject to adjustment based on the actual funding level received and prevailing market and operational conditions at the time of implementation.

Strategic Rationale

•	Capitalization: Completing the Regulation A offering is foundational, as it provides the capital needed for all subsequent steps.

•	Infrastructure: Data center planning and hardware engagement are critical for building a secure, scalable platform.

•	Partnerships & Talent: Strategic alliances and expert recruitment will accelerate technology development and market entry.

•	Market Entry: A robust go-to-market strategy and targeted hiring will position MyRxWallet for rapid adoption.

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Long-Term Plan: Years 2 & 3 (January 2027 through December 2028)

1.	Begin On-Site EHR Technology Development: Launch EHR technology development within our owned ecosystem, bio-bank, clinical research, soon pharmaceutical and medical device manufacturing, labs, hospitals and clinics to ensure alignment with MyRxWallet’s healthcare objectives.

2.	Hire Key Executives for International Headquarters: Bring on executives to lead and expand operations at all international headquarters.

3.	Establish International Headquarters: The Company has fully formed MyRxWallet Prana Pvt. Ltd., a wholly owned subsidiary of MyRxWallet North America Corporation, which serves as the Asia-Pacific (APAC) regional headquarters. MyRxWallet Prana operates under its own Chief Executive Officer, Board of Directors, and governance committees; however, it reports regularly to the Parent Company’s Chief Executive Officer and remains fully consolidated within the Parent’s corporate structure and governance framework.

MyRxWallet Prana Pvt. Ltd. was initially capitalized through a $500 million equity issuance by MyRxWallet North America Corporation, establishing a robust financial foundation to execute large-scale infrastructure and acquisition initiatives. During 2025, MyRxWallet Prana successfully completed multiple strategic acquisitions, including its 156-acre and 216-acre land for its multi-purpose built hyperscale health-data center campuses, 5-acre, 10-acre and a lease agreement of an additional 40-acre land for logistics and bio-bank specimen and data intelligence facilities, a clinical research organization (CRO), and a health organization management services company. These acquisitions collectively form the backbone of the Company’s integrated healthcare and technology ecosystem, enabling vertical control of operations from data infrastructure through patient care. This capitalization and acquisition program provide the resources necessary for MyRxWallet Prana to acquire, develop, and integrate assets in alignment with the Company’s global expansion strategy and to support its long-term goal of establishing a decentralized, AI-driven healthcare platform worldwide.

4.	Take International Headquarters Public: Execute IPOs for each regional headquarters, strengthening the company’s international presence and market reach.

5.	Establish a Strong International Presence: Build brand recognition, client relationships, and market share in each key global region.

6.	Prepare company for both the Patient and Provider Portal Launch: Ready key executives to support the launch of MyRxWallet’s patient portal and develop a go-to-market plan for the provider portal, ensuring comprehensive support for both patient and provider needs.

MyRxWallet Prana Pvt. Ltd. was initially capitalized through the issuance of Company common stock by MyRxWallet North America Corporation, with the capitalization valued at approximately $250 million based on a Board-determined price of $84.50 per share. The Company acknowledges that shares of common stock in a development-stage company are not the equivalent of cash and do not provide Prana with immediately liquid funds. The equity capitalization of Prana through Company shares serves the following strategic purposes: (i) establishing Prana’s balance sheet with an equity asset base to support future financing, credit arrangements, or strategic partnerships in India; (ii) enabling Prana to use Company shares as consideration in its Indian acquisition program, allowing transactions to be structured as equity-for-equity exchanges rather than requiring immediate cash outlay; (iii) providing Prana with documented equity value to support engagement with Indian government authorities, land registrars, and healthcare facility acquisition counterparties; and (iv) building the capitalization framework that will be supplemented with cash proceeds from this offering upon successful completion. The Board valued the Company’s common stock at $84.50 per share based on its assessment of the Company’s strategic asset base, including committed land agreements totaling approximately $104 million. This valuation is not based on a formal third-party appraisal, and the market price of the Company’s shares, if and when traded, may differ materially from the Board-determined value.

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During 2025, MyRxWallet Prana entered into agreements for multiple strategic transactions, including land agreements for its planned hyperscale health-data center campuses (including 216-acre and 156-acre parcels in Telangana), a 40-acre land lease agreement for logistics and bio-bank specimen and data intelligence facilities, a Definitive Share Purchase Agreement to acquire 70% of Noah Therapeutics Private Limited (not yet closed; see “Noah Therapeutics SPA” in the Description of Business above), and the acquisition of a majority and controlling interest in Bio-Blockchain Intelligence Pvt. Ltd. (formerly Clinrarc Services Pvt. Ltd.). These agreements and transactions are intended to form the foundation of the Company’s integrated healthcare and technology ecosystem.

Prana Does Not Currently Own the Land: MyRxWallet Prana Private Limited does not currently own any of the land parcels referenced above. In each case: (i) an Agreement of Sale has been executed establishing the binding intent to purchase; (ii) a portion of the consideration has been transferred in the form of Company common stock to the respective sellers; and (iii) the remaining cash consideration - which constitutes the substantial majority of the total purchase price - has not yet been paid. Title to each parcel will transfer to Prana at the Indian sub-registrar’s office only upon full payment of the remaining cash consideration, contingent upon the successful completion of this offering. There can be no assurance that the offering will be completed, that sufficient proceeds will be raised, or that any of the land acquisitions will ultimately close. See “Description of Property” and “Use of Proceeds” for the material terms of each pending land acquisition agreement.

We believe this plan provides a structured path to achieving MyRxWallet North America Corp. short- and long-term objectives, from going public and expanding through acquisitions, to scaling internationally and solidifying the company’s role as a healthcare delivery and technology leader.

Conclusion

We believe the MyRxWallet EHR Platform represents an advanced healthcare management solution designed to bridge the gap between patients and providers, facilitating secure, efficient, and patient-centered care. Built with cutting-edge technology, regulatory compliance, and scalability in mind, this platform is poised to become a vital tool for modern healthcare delivery.

MyRxWallet’s sales and marketing strategy is centered around positioning our blockchain platform as a leading solution in the healthcare sector, focusing on education, partnerships, and data monetization incentives to drive adoption.

•	Thought Leadership and Educational Campaigns: We will establish MyRxWallet as an industry thought leader through white papers, webinars, and participation in healthcare conferences. By educating the market on the benefits of blockchain in healthcare data management, we aim to build trust and generate interest among healthcare providers, regulators, and patients.

•	Healthcare Provider Onboarding: Our dedicated sales teams will focus on direct engagement with hospitals, clinics, and private practices, demonstrating the platform’s benefits through customized demos and case studies that showcase improved patient outcomes, reduced costs, and enhanced data security.

•	Patient and Provider Incentive Programs: MyRxWallet will reward patients for sharing their anonymized healthcare data with researchers and healthcare organizations through a tokenized rewards program. Providers will also be incentivized to adopt the platform through significant discounted onboarding fees and performance-based incentives tied to improvements in patient care and operational efficiency.

•	Collaborations with Key Opinion Leaders (“KOLs”): Partnering with influential healthcare professionals and industry experts, we will raise awareness of MyRxWallet’s platform. By leveraging endorsements from trusted voices in the healthcare space, we will build credibility and encourage wider adoption.

•	Multi-Channel Marketing: We will launch a multi-channel marketing campaign using digital advertising, targeted social media outreach, and content marketing. Our approach will include tailored messaging for both healthcare providers and patients, highlighting the platform’s unique ability to enhance data security, improve healthcare outcomes, and empower patients.

Through a strategic combination of educational outreach, targeted sales efforts, and incentivization, MyRxWallet will secure a strong foothold in the healthcare industry, driving widespread adoption and long-term growth.

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Employees

The Company currently has no employees.

Competition

While we believe there are currently no direct competitors that offer the full suite of solutions as we do; however, there are several companies that offer components of telehealth or address conditions that compete with our solutions. These include companies whose primary business is providing and marketing telehealth and health and wellness management, such as the delivery of on-demand access to healthcare and wellness services. We compete with other providers that are larger in scale and generally provide telehealth on behalf of self-insured employers and insurance plans. Within parts of the behavioral health market, we also compete with public and private organizations with similar product offerings for consumers. Competition focuses on, among other factors, technology, breadth and depth of functionality, range of associated services, operational experience, customer support, extent of customer base, and reputation.

Regulatory Environment

Participants in the health care industry are required to comply with extensive and complex laws and regulations in the United States at the federal and state levels as well as applicable international laws. Although many regulatory and governmental requirements do not directly apply to our business, our customers are required to comply with a variety of laws, and we may be affected by these laws as a result of our contractual obligations. Similarly, there are a number of legislative proposals in the Unites States, both at the federal and state level, which could impose new obligations in areas affecting our business. We have attempted to structure our operations to comply with applicable legal requirements, but there can be no assurance that our operations will not be challenged or impacted by enforcement initiatives.

Healthcare Reform

Our business could be affected by changes in health care laws, including without limitation, the Patient Protection and the ACA, which was enacted in March 2010. The ACA has changed how health care services are covered, delivered and reimbursed through expanded coverage of individuals, changes in Medicare program spending and insurance market reforms. Ongoing government and legislative initiatives may bring about other changes.

While most of the provisions of the ACA and other health care reform legislation will not be directly applicable to us, they may affect the business of many of our customers, which may in turn affect our business. Although we are unable to predict with any reasonable certainty or otherwise quantify the likely impact of the ACA, any amendment or repeal of the ACA, or other health care reform on our business model, financial condition, or results of operations, negative changes in the business of our customers and the number of individuals they insure may negatively impact our business.

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Requirements Regarding the Privacy and Security of Personal Information

U.S.- HIPAA and Other Privacy and Security Requirements. There are many U.S. federal and state laws and regulations related to the privacy and security of personal health information. Additionally, regulations promulgated pursuant to HIPAA and its implementing regulations establishes privacy and security standards that limit the use and disclosure of protected health information and require the implementation of administrative, physical and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Any health plan customers, as well as health care clearinghouses and certain providers with which we may have or may establish business relationships, are covered entities that are regulated under HIPAA. HITECH, which became effective on February 17, 2010, significantly expanded HIPAA’s privacy and security requirements. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates,” who are independent contractors or agents of covered entities that create, receive, maintain, or transmit protected health information in connection with providing a service for or on behalf of a covered entity. Under HIPAA and our contractual agreements with our customers, we are considered a “business associate” to our customers and thus are directly subject to HIPAA’s privacy and security standards. In order to provide our covered entity customers with services that involve the use or disclosure of protected health information, HIPAA requires our customers to enter into business associate agreements with it. Such agreements must, among other things, require us to:

•	limit how we will use and disclose the protected health information;

•	implement reasonable administrative, physical and technical safeguards to protect such information from misuse;

•	enter into similar agreements with our agents and subcontractors that have access to the information;

•	report security incidents, breaches and other inappropriate uses or disclosures of the information; and

•	assist the customer in question with certain duties under the privacy standards.

In addition to HIPAA regulations, we may be subject to other state and federal privacy laws, including laws that prohibit unfair or deceptive practices and laws that place specific requirements on use of data. Such state laws can be similar to or even more protective than HIPAA, in which case we must comply with the more stringent law. As a result, it may be necessary to modify our planned operations in order to ensure we are in compliance with the stricter state laws.

Data Protection and Breaches. In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of individuals’ personal information. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA, we must report breaches of unsecured protected health information to our contractual partners within 60 days of discovery of the breach. Notification must also be made to HHS and, in certain circumstances involving large breaches, to the media. Under the GDPR, the data controller is required to report personal data breaches to the supervisory authority within 72 hours of discovery of the breach.

We have implemented and maintained physical, technical and administrative safeguards intended to protect all personal data and have processes in place to assist it in complying with all applicable laws, regulations and contractual requirements regarding the protection of these data and properly responding to any security breaches or incidents. However, we cannot be sure that these safeguards are adequate to protect all personal data or to assist us in complying with all applicable laws and regulations regarding the privacy and security of personal data and responding to any security breaches or incidents. Furthermore, in many cases, applicable state laws, including breach notification requirements, are not preempted by the HIPAA privacy and security standards and are subject to interpretation by various courts and other governmental authorities, thereby complicating our compliance efforts. Additionally, state and federal laws regarding deceptive practices may apply to public assurances we give to individuals about the security of services we provide on behalf of our contractual customers.

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Other Healthcare Regulations

In addition to data privacy laws, our operations and arrangements with healthcare professionals, clients, and third-party payors may subject us to various federal and state healthcare laws and regulations, including without limitation fraud and abuse laws, such as the federal Anti-Kickback Statute; civil and criminal false claims laws; physician transparency laws; and state laws regarding the corporate practice of medicine and fee-splitting prohibitions. These laws may impact, among other things, our sales and marketing operations, and our interactions with healthcare professionals. We continually monitor legislative, regulatory and judicial developments related to licensure and engagement arrangements with professionals; however, new agency interpretations, federal or state legislation or regulations, or judicial decisions could require us to change how we operate, may increase our costs of services and could have a material adverse impact on our business, results of operations or financial condition.

Other Requirements. In addition to HIPAA, numerous other U.S. state and federal laws govern the collection, dissemination, use, access to and confidentiality of individually identifiable health information and health care provider information. Some states also are considering new laws and regulations that further protect the confidentiality, privacy and security of medical records or other types of medical information. In many cases, these state laws are not preempted by the HIPAA privacy standards and may be subject to interpretation by various courts and other governmental authorities. Further, Congress and a number of states have considered or are considering prohibitions or limitations on the disclosure of medical or other information to individuals or entities located outside of the United States.

In addition to HIPAA regulations, we may be subject to other state and federal privacy laws, including laws that prohibit unfair or deceptive practices and laws that place specific requirements on use of data. Such state laws can be similar to or even more protective than HIPAA, in which case we must comply with the more stringent law. As a result, it may be necessary to modify our planned operations in order to ensure we are in compliance with the stricter state laws.

Forward Stock Split

On September 4, 2025, the Company’s Board of Directors and a majority of shareholder votes approved a forward stock split of our common stock at a ratio of 1:3.5, effective September 16, 2025. On January 27, 2026, the amended and restated articles were filed with the Wyoming Secretary of State.

Stock Repurchases and Promissory Notes

Disinterested Director Approval: The related-party share repurchase transactions with MyRxWallet Corporation and Z the Future, LLC were reviewed and approved on February 5, 2026 by the then-serving disinterested members of the Board of Directors - Dr. Rajan Kombu Subramanian, Ph.D. and Dr. Anuradha Cingeetham, Ph.D. - acting as Independent Directors outside the presence of the interested directors. Both Dr. Subramanian and Dr. Cingeetham were appointed to the Board of Directors on February 1, 2026 and ceased serving as directors on March 20, 2026. Their departures were not the result of any disagreement with the Company on any matter relating to its operations, policies, practices, or disclosures; each indicated that continued service would have required cash compensation that the Company was not in a position to fund pending qualification of this offering. Olivia Trinh and Binh Do each disclosed their conflicts of interest and recused themselves from all deliberations and voting. The Independent Directors reviewed the transaction documents, considered the terms, and unanimously determined that the arrangements were fair to and in the best interests of the Company. These actions were ratified at a duly called special meeting of the Board on February 12, 2026. Note: The current Board consists of Olivia Trinh (Chairman and CEO) and Scherri A. Harps (Independent Director).

On January 3, 2026, we entered into a Stock Repurchase Agreement with MyRxWallet Corporation, Inc., a Wyoming corporation, an entity controlled by Olivia Trinh, our Chief Executive Officer. Pursuant to the agreement, we agreed to repurchase from MyRxWallet Corporation 10,000,000 shares of the Company’s Common Stock at $85 per share for an aggregate total of $850,000,000, which was evidenced by a Promissory Note issued to MyRxWallet Corporation.

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On February 5, 2026, the parties amended and restated the Promissory Note. Under the Amended Promissory Note: (i) the maturity structure was changed to a demand note whereby the Noteholder may demand payment at any time within 24 months from February 4, 2026, and if not demanded, the Note automatically renews for an additional 24 months on the same terms; (ii) interest accrues at 7.5% per annum ($63,750,000 annual interest; $15,937,500 quarterly), payable quarterly in arrears in the form of fully paid, non-assessable shares of the Company’s common stock unless otherwise agreed by the parties; (iii) the conversion price was changed from a variable formula based on 66% of recent trading prices to a fixed price of $125 per share, with up to 7,820,000 shares issuable upon full conversion of principal and accrued interest; (iv) all overdue amounts bear interest at an additional 2%; and (v) the Company is required at all times to reserve sufficient shares of its Common Stock for full conversion of the Promissory Note.

The Amended Promissory Note also contemplates that the parties will enter into a Capped Call Agreement (an anti-dilution hedge) with a notional amount equal to the number of shares underlying the Note, a strike price of $125 per share, and a cap price of $200 per share. Settlement under the Capped Call may be in cash, shares, treasury shares, or issuer-sponsored tokenized shares. The Borrower may prepay the Note in whole or in part at any time without penalty.

On January 3, 2026, we entered into a Stock Repurchase Agreement with Z the Future, LLC, an entity controlled by Olivia Trinh, our Chief Executive Officer. Pursuant to the agreement, we agreed to repurchase from Z the Future 3,500,000 shares of the Company’s Common Stock at $85 per share for an aggregate total of $297,500,000, which was evidenced by a Promissory Note issued to Z the Future.

On February 5, 2026, the parties amended and restated the Promissory Note. Under the Amended Promissory Note: (i) the maturity structure was changed to a demand note whereby the Noteholder may demand payment at any time within 24 months from February 4, 2026, and if not demanded, the Note automatically renews for an additional 24 months on the same terms; (ii) interest accrues at 7.5% per annum ($22,312,500 annual interest; $5,578,125 quarterly as stated in the Repurchase Agreement), payable quarterly in arrears in the form of fully paid, non-assessable shares of the Company’s common stock unless otherwise agreed by the parties; (iii) the conversion price was changed from a variable formula based on 66% of recent trading prices to a fixed price of $125 per share, with up to 2,737,000 shares issuable upon full conversion of principal and accrued interest; (iv) all overdue amounts bear interest at an additional 2%; and (v) the Company is required at all times to reserve sufficient shares of its Common Stock for full conversion of the Promissory Note.

The Amended Promissory Note also contemplates that the parties will enter into a Capped Call Agreement (an anti-dilution hedge) with a notional amount equal to the number of shares underlying the Note, a strike price of $125 per share, and a cap price of $200 per share. Settlement under the Capped Call may be in cash, shares, treasury shares, or issuer-sponsored tokenized shares. The Borrower may prepay the Note in whole or in part at any time without penalty.

Note: We have identified an inconsistency in the Amended Promissory Note to Z the Future, LLC regarding the treatment of fractional shares upon conversion. One provision states fractional shares shall be rounded down or settled in cash in lieu, while another provision states fractional shares shall be rounded up to the nearest whole share. This inconsistency will need to be resolved prior to any conversion.

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DESCRIPTION OF PROPERTY

The Company maintains its principal executive office through a commercial virtual office services arrangement at 732 South 6th Street, #5397, Las Vegas, Nevada 89101.

Important Note on Land Ownership: MyRxWallet Prana Private Limited does NOT currently own any of the land parcels described below. In each case, an Agreement of Sale has been executed, a portion of the consideration has been transferred in Company common stock, but the remaining cash consideration has not yet been paid. Title to each parcel will transfer at the Indian sub-registrar’s office ONLY upon full payment of the remaining cash consideration from offering proceeds. There can be no assurance that this offering will be completed, that sufficient proceeds will be raised, or that any of the land acquisitions will close.

Important Note on Land Ownership: MyRxWallet Prana Private Limited does NOT currently own any of the land parcels described below. In each case, an Agreement of Sale has been executed, a portion of the consideration has been transferred in Company common stock, but the remaining cash consideration has not yet been paid. Title to each parcel will transfer at the Indian sub-registrar’s office ONLY upon full payment of the remaining cash consideration from offering proceeds. There can be no assurance that this offering will be completed, that sufficient proceeds will be raised, or that any of the land acquisitions will close.

Pending Land Acquisition Agreements - Material Terms

Property	Agreement Date	Total Consideration	Shares Already Paid	Cash Remaining	Payment Deadline / Title Transfer	Extension
216 Acres — Medak District, Telangana	8/9/2025	~$83,584,551 (INR 727,18,56,000)	1,374,358 NAC at $63.00 to Chendireddy Raji Reddy (10/16/2025)	~$83,497,601	120 days from agreement; extended per Affidavit 12/11/2025. 1% penalty upon IPO closing. Title at sub-registrar upon full cash payment.	Selling party confirmed continued intent
147.07 Acres (Vemulapalli Farms) — Andhra Pradesh	8/20/2025	~$12,222,539 (INR 1,03,89,15,750)	237,331 NAC at $51.50 to Raghu Vemulapalli (10/16/2025)	~$12,210,321	120 days from agreement. Stamp duty 7.6% (~$854,737) payable to Govt of AP prior to registration.	Selling party confirmed continued intent
10 Acres — Medak District, Telangana	8/16/2025	~$7,055,862 (INR 65,76,00,000)	161,278 NAC at $42.50 to Raj Kumar Yada (10/16/2025)	~$7,049,020	120 days from agreement. Title at sub-registrar upon full cash payment.	Selling party confirmed continued intent
5 Acres — Siddipet District, Telangana	8/16/2025	~$1,450,000 (INR 12,65,64,984)	37,129 NAC at $35.75 to Venkatesh Pandi (10/16/2025)	~$1,448,674	120 days from agreement. Title at sub-registrar upon full cash payment.	Selling party confirmed continued intent

All cash consideration is contingent on receipt of offering proceeds. Total aggregate pending cash consideration: approximately $104,205,616.

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On August 9, 2025, MyRXWallet Prana Private Limited entered into an Agreement of Sale with Chendireddy Raji Reddy pursuant to which we agreed to purchase 216 acres abutting to NH-44 (Hyderabad to Nagpur Highway) situated at Village Chinnashivnoor, Mandal Chegunta of Medak District, Telangana, India, PIN: 502255 for total consideration of $83,584,551. The term of the agreement was until September 11, 2025 subject to a 120-day extension. The purchase has yet to close.

On August 15, 2025, MyRXWallet Prana Private Limited entered into an Agreement to Lease with Smt. Architha Raj Kumar Ittaboiena pursuant to which we agreed to lease 41 acres of land located in Village Kallakal, Mandal Manoharabad, Division Toopran, District Medak, State Telangana. Pin-502110 for 30 years. Subject to increases per the agreement, monthly rent in the amount of 41,000 rupees per acre is due to be paid quarterly beginning after the earlier of 12 months or the production of Solar Power (as defined in the agreement).

On August 16, 2025, MyRXWallet Prana Private Limited entered into an Agreement of Sale with Smt. Architha Raj Kumar Ittaboiena pursuant to which we agreed to purchase 10 acres situated at Village Kallakal, Mandal Manoharabad, Division Toopran, District Medak, State Telangana. Pin-502110 for a total consideration of $7,055,862. The agreement terminates 120 days from the date of the agreement. The purchase has yet to close.

On August 16, 2025, MyRXWallet Prana Private Limited (an entity owned by MyRxWallet Prana Pvt. Ltd.) entered into an Agreement of Sale with Pandi Venkatesh pursuant to which we agreed to purchase 24,675 square yards, situated at survey number 157/E/7/2/, 157/E/7/1, of Madharam Village, Wargal, Siddipet District for total consideration of $1,450,000. The agreement terminates 120 days from the date of the agreement. The purchase has yet to close.

Through MyRxWallet Prana Pvt. Ltd., the Company is developing two of the world’s largest healthcare-focused hyperscale data centers—covering approximately 156 acres for purpose-built AI, DAO, Web3 and Blockchain, the 216 acres is purpose built for hyperscale enterprise grade blockchain cloud application infrastructure, the 50 plus acres is purpose built for bio specimen and biobank intelligence for the main EHR technology development in India, the five acres for implementing healthcare supply chain technology infrastructure. These facilities are designed to host blockchain nodes, AI compute clusters, genomic databases, and secure health-data archives. They will support both MyRxWallet’s global operations and third-party healthcare partners requiring compliant, high-availability data infrastructure.

Property Ownership and Encumbrances

As described above, the Company has secured fully executed purchase agreements for multiple parcels of land in Hyderabad, India’s technology and healthcare district. Some agreements were arranged through brokers, while others were negotiated directly with landowners. The Company does not currently hold title to these properties intended for data center development. Title transfer to MyRxWallet North America Corporation will occur only upon full payment to the sellers. Until payment is completed and title is transferred, the properties are not held in fee and remain subject to the terms of the respective purchase agreements. The sellers’ brokers and legal counsel will facilitate the title transfer upon confirmation of payment. There are no known major encumbrances on these properties other than the requirement for full payment prior to transfer of ownership.

Suitability, Adequacy, and Utilization

The planned data centers, once construction commences, fully equipped with the appropriate equipment, resources and technology and becomes operational, are expected to provide substantial productive capacity and are suitable for the Company’s intended use in healthcare technology, data management, and infrastructure operations. These facilities are integral to the Company’s long-term strategy and will be utilized to support both internal operations and external partnerships.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes included elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed under “Risk Factors” and elsewhere in this Offering Circular.

Unless otherwise indicated, the discussion below covers the period from our inception on October 16, 2024 through September 30, 2025, which is the period covered by our current consolidated financial statements.

Results of Operations from inception (October 16, 2024) through September 30, 2025

Revenues

We did not generate any revenues during the period from inception through September 30, 2025.

General and administrative expenses for the period from inception through September 30, 2025 were approximately $39,534. These expenses primarily consisted of professional fees, filing fees, and general corporate overhead. As a result, we incurred a net loss of approximately $39,534 for the period from inception through September 30, 2025.

Liquidity and Capital Resources

As of September 30, 2025, we had total assets of approximately $48,998, consisting primarily of cash and cash equivalents. As of the same date, we had total liabilities of approximately $13,177, consisting primarily of accounts payable and accrued liabilities. Accordingly, our working capital was approximately $35,821 as of September 30, 2025.

Since inception, our operations have been financed primarily through the issuance of common stock. Our ability to continue as a going concern will depend on our ability to raise additional capital (including through this offering) and/or generate revenue in the future. There can be no assurance that we will be able to raise additional capital on acceptable terms, or at all.

Going Concern

The Company has incurred operating losses since inception and has not generated revenue as of September 30, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans to alleviate the substantial doubt include raising capital through this offering and through other potential financing transactions.

Cash Flows

For the period from inception through September 30, 2025:

Net cash used in operating activities was approximately $26,357.

Net cash used in investing activities was $0.

Net cash provided by financing activities was approximately $75,355.

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The effect of exchange rate changes on cash was immaterial (approximately $21).

Net cash used in operating activities was primarily attributable to our net loss, partially offset by the increase in accounts payable and accrued liabilities of approximately $10,833. Net cash provided by financing activities was primarily attributable to proceeds from issuances of common stock for cash.

Off-Balance Sheet Arrangements

As described in the notes to our consolidated financial statements, certain land acquisition agreements have been executed through MyRxWallet Prana Pvt. Ltd.; however, these purchases have not yet closed and legal title has not transferred. Because the Company does not currently have legal title to the land, the related land is not recognized as an asset in our consolidated financial statements as of September 30, 2025. The aggregate contracted value of these land acquisition agreements is $107,030,968.82. Any future closings, if completed, are expected to occur after the closing of this offering and are expected to be funded, in part, from offering proceeds. There can be no assurance that these acquisitions will be consummated.

Promissory Note Amendments

On February 5, 2026, subsequent to our fiscal year end, we amended the promissory notes issued to MyRxWallet Corporation and Z the Future, LLC (both entities controlled by our Chief Executive Officer). The amendments materially changed the economic terms of the notes, including:

•	Converting from a variable conversion price formula (66% of recent trading prices) to a fixed conversion price of $125 per share;
•	Changing the maturity structure from a fixed maturity date to demand notes payable at the Noteholder’s election within 24 months, with automatic 24-month renewal;
•	Changing interest payment mechanics from standard quarterly cash payments to payments in fully paid, non-assessable shares of common stock (at the Noteholder’s election); and
•	Adding contemplated Capped Call arrangements designed to provide anti-dilution protection.

These amendments significantly alter the potential dilution impact of the notes. Under the original terms, conversion at 66% of recent market prices could have resulted in unlimited dilution if our stock price declined. Under the amended terms, maximum dilution from conversion is capped at 10,557,000 shares. However, the amended terms create new sources of ongoing dilution through quarterly interest payments in stock (estimated at 686,010 shares annually) and create payment uncertainty through the demand note structure.

Management considered these amendments to be beneficial overall because they eliminate the potential for unlimited dilution under the original variable conversion formula, despite the addition of stock-based interest payments and the demand maturity structure.

Other than the arrangements described above, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our consolidated financial statements. The most significant accounting policies affecting our financial statements include the basis of consolidation, the use of estimates, cash and cash equivalents, foreign currency translation, and income taxes. Because we are in the early stages of operations and have limited operating history, our accounting policies may evolve as our operations develop.

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Recent Accounting Pronouncements

See the notes to our consolidated financial statements for recently issued accounting standards.

Impact of Becoming a Fully Reporting Company

Upon qualification of this offering, we intend to voluntarily register our common stock under Section 12(g) of the Exchange Act by filing a Form 8-A registration statement. This will subject us to the full periodic reporting and compliance requirements applicable to Exchange Act reporting companies, including requirements from which Regulation A issuers are otherwise exempt.

We expect this decision will significantly increase our operating expenses. We estimate incremental annual costs of approximately $300,000 to $500,000, including:

•	Increased audit and accounting fees for PCAOB audits and quarterly reviews

•	Legal fees for Exchange Act compliance and SEC filings

•	Additional personnel costs for financial reporting and compliance staff

•	Directors and officers insurance

•	SEC filing fees

•	Investor relations costs

•	Transfer agent fees

•	Compliance systems and software

These costs represent a substantial portion of our current operating budget and will require us to generate significant revenue to achieve profitability.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following information sets forth the names, ages, and positions of our current directors, executive officers, and significant employees:

Name	Positions and Offices Held	Age	Appointment Date
Olivia Trinh	Chairman, Chief Executive Officer, and Interim Chief Financial Officer	21	8/2025
Scherri A. Harps	Independent Director	61	2/2026

Set forth below is a description of the background and business experience of each of our current executive officers, directors, and significant employees.

Olivia Trinh, Founder, Chairman, Chief Executive Officer, and Interim Chief Financial Officer

Olivia Trinh serves as Chairman, Chief Executive Officer, and Interim Chief Financial Officer of MyRxWallet North America Corporation. Ms. Trinh assumed the Interim CFO role in March 2026 upon the resignation of Binh Do. Ms. Trinh devotes approximately 95% of her professional time to the Company. The remaining 5% covers administrative obligations at MyRxWallet Corporation and Z the Future, LLC, which are solely holding and noteholder entities with no active independent operations.

Outside Business Affiliations: Ms. Trinh has the following outside business affiliations which require approximately 5% of her professional time, consisting solely of administrative obligations:

•	MyRxWallet Corporation (Wyoming): Ms. Trinh serves as Chief Executive Officer. This entity holds 130,000,000 restricted shares of the Company and is a noteholder ($850,000,000 Amended Promissory Note). It has no independent operations.

•	Z the Future, LLC (Wyoming): Ms. Trinh serves as Managing Director. This entity holds 70,000,000 restricted shares and is a noteholder ($297,500,000 Amended Promissory Note). It has no independent operations.

Olivia Trinh, CEO, Founder, and Chairman of MyRxWallet North America Corporation, MyRxWallet DAO, LLC, MyRxWallet Prana Pvt. Ltd., MyRxWallet Capital and MyRxWallet Corporation, brings 4 years of experience and a unique blend of expertise in public health and business administration to the forefront of healthcare innovation. From a young age, Olivia developed a deep passion for healthcare, inspired by a commitment to improving access, equity, and efficiency in patient-centered systems. Her academic training and background have provided her with the strategic insight and leadership skills necessary to bridge the gap between healthcare delivery and emerging technologies. By founding MyRxWallet, Olivia has established a mission-driven platform designed to empower patients, providers, and organizations with secure, blockchain-enabled solutions for managing and optimizing healthcare interactions.

Under Olivia’s leadership, we believe MyRxWallet is positioned at the intersection of healthcare and technology, pioneering innovative approaches that enhance transparency, security, and accessibility in medical data management. Her vision emphasizes not only the technical advancement of blockchain-driven tools but also the human impact these solutions bring to communities in need. Guided by her lifelong dedication to healthcare, Olivia ensures that MyRxWallet remains steadfast in its commitment to innovation, equity, and improving the overall healthcare experience.

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Scherri A. Harps, Independent Director

Scherri A. Harps, age 61, has served as an Independent Director of the Company since March 1, 2026. Ms. Harps holds a Bachelor of Science degree in Economics and Finance from the University of Southern California (1992) and has been a licensed California Real Estate Broker (License No. 01500058) since May 18, 2005. She holds a Certified New Home Specialist (CNHS) designation and a Residential Construction Certified (RCC) designation and is a member of the National Association of Home Builders and the National Association of Realtors.

Ms. Harps has approximately 20 years of experience in residential real estate sales, contract negotiation, and client relationship management. From February 2019 through May 2024, Ms. Harps served as a Broker/New Home Sales Consultant at Lennar Corporation, Corona, California, where she closed over $500 million in new home sales and was consistently recognized as a top performer. Prior to that, from December 2012 through April 2018, she served in a sales role at Williams Sonoma, San Francisco, California. Ms. Harps has not previously served as an officer, director, promoter, control person, or consultant for any other issuer of securities.

Ms. Harps has not been the subject of any criminal, regulatory, or civil proceedings of the type described in Item 401 of Regulation S-K. She is a U.S. citizen and has no family relationships with any other officer or director of the Company.

Harps’s compensation arrangements are governed exclusively by the Independent Director Appointment Agreement effective March 1, 2026 (the “Director Agreement”), filed as Exhibit 6.8 to this Offering Statement. Ms. Harps serves the Company solely as a non-employee Independent Director and does not hold, and has never held, any officer or employee position with the Company.

On or about March 1, 2026, a separate document titled “Director of Mergers and Acquisition and Board Member Employment Agreement” (the “M&A Agreement”) was generated from a generic executive employment template and executed in error. The M&A Agreement was never operated by either party: no compensation was paid or accrued thereunder, no equity was issued thereunder, no payroll relationship was established, and Ms. Harps did not perform services as an officer or employee of the Company at any time. On May 8, 2026, the parties entered into a Mutual Rescission, rescinding the M&A Agreement ab initio, as if it had never been executed. The Board of Directors ratified the rescission, reaffirmed Ms. Harps’s independent director status, and confirmed that her relationship with the Company has at all times been governed solely by the Director Agreement, pursuant to a Unanimous Written Consent dated May 8, 2026.

Equity Awards. Pursuant to the Director Agreement, Ms. Harps received the following one-time grants of restricted common stock, recorded with Colonial Stock Transfer Co., Inc. on March 10, 2026, and included within the 280,352,363 shares currently outstanding: (a) Compensation Award: 25,000 shares of restricted common stock as compensation for her service as Independent Director; and (b) Bonus Award: 10,000 shares of restricted common stock as a one-time signing bonus in recognition of her acceptance of appointment. The Initial Awards total 35,000 shares, are fully vested upon issuance, and are not subject to any continued-service vesting condition. The Initial Awards were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Deferred Compensation. In further consideration of Ms. Harps’s service prior to the Company having sufficient operating capital to pay current cash compensation, the Company shall accrue deferred compensation in favor of Ms. Harps at the rate of $14,583.33 per month (equivalent to an annualized rate of $175,000), commencing on the Effective Date and continuing until the Funding Trigger Date or earlier termination of her service. The aggregate accrued obligation is capped at $350,000.00 (representing approximately 24 months of monthly accrual). No further accrual shall occur once the cap is reached unless increased by separate written Board action. The “Funding Trigger Date” means the first date on which the Company has received cumulative cash proceeds of not less than US$5,000,000.00 from any combination of: (i) net proceeds from this Regulation A offering; (ii) net proceeds from any subsequent financing; or (iii) operating cash flow from revenue. Upon the Funding Trigger Date, the accrued balance shall be paid in 12 equal monthly cash installments commencing in the month following such date. The deferred compensation does not bear interest. The Deferred Compensation Balance shall be reflected on the Company’s books as an unfunded accrued liability in accordance with U.S. GAAP, including ASC 710. If Ms. Harps’s service is terminated prior to the Funding Trigger Date for any reason other than termination for Cause, the accrued balance through the date of termination remains a fixed obligation of the Company. If terminated for Cause, the obligation to pay the Deferred Compensation Balance is forfeited; the Initial Awards, having been fully vested upon issuance, are unaffected.

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The Board of Directors has determined that Ms. Harps qualifies as an “independent director” within the meaning of the listing standards of the Nasdaq Stock Market LLC and applicable rules of the U.S. Securities and Exchange Commission. This determination is based on the absence of any material relationship between Ms. Harps and the Company, its officers, directors, or their affiliates, other than her service as a non-employee Independent Director and the compensation described above. The Board reaffirmed this independence determination in its Unanimous Written Consent dated May 8, 2026, expressly finding that none of the Harps Matters - including the rescission of the M&A Agreement - impairs Ms. Harps’s independent director status. The Company does not currently have a third independent director or an audit committee with financial expertise.

Rule 3a4-1 Share Sales. Ms. Harps is identified in the Plan of Distribution as one of two persons authorized to sell shares on behalf of the Company in reliance on Exchange Act Rule 3a4-1. This authorization arises solely from her capacity as an Independent Director performing substantial duties for the Company other than in connection with transactions in securities. Ms. Harps (i) is not a broker-dealer or an associated person of a broker-dealer; (ii) has not participated in selling an offering of securities of any issuer more than once in the past twelve months; and (iii) will receive no commission or transaction-based compensation for any share sales.

Revan Sakura Faye Adams, Executive Vice President of Sales and Marketing

Revan Adams, age 21, was appointed Executive Vice President of Sales and Marketing of MyRxWallet North America Corporation effective June 5, 2026, pursuant to a Board Unanimous Written Consent dated June 12, 2026. Ms. Adams reports directly to the Chairman and Chief Executive Officer. In her role, Ms. Adams is responsible for leading the Company’s commercial sales strategy and execution, marketing programs, customer acquisition, channel development, and revenue operations.

Ms. Adams is currently pursuing a Bachelor of Science in Marketing at the University of Nevada, Reno (expected May 2027). Her professional experience includes service as a Front Desk Attendant at Spa of the West, Reno, Nevada (October 2024 – May 2025) and as a Sales Associate at Chico’s FAS, Las Vegas, Nevada (June 2024 – August 2024). Ms. Adams has not previously served as an officer, director, promoter, control person, or consultant for any other issuer of securities registered or required to be registered with the SEC.

Ms. Adams has not been the subject of any criminal, regulatory, or civil proceedings of the type described in Item 401 of Regulation S-K. She is a U.S. citizen and has no family relationships with any other officer or director of the Company.

Compensation. Ms. Adams’s compensation is governed by the Employment Agreement dated May 20, 2026, fully executed June 4–5, 2026 (the “Adams Employment Agreement”), approved and ratified by the Board’s Unanimous Written Consent dated June 12, 2026. The material terms of the Adams Employment Agreement are as follows: (i) annual base salary of $150,000, payable in accordance with the Company’s standard payroll practices; (ii) a grant of 500,000 shares of restricted common stock of the Company (the “Adams RSA”), vesting in five equal annual installments of 100,000 shares commencing on the first anniversary of May 20, 2026, subject to continued employment, with full acceleration upon a Change of Control; (iii) severance equal to twelve months of base salary upon termination without Cause; and (iv) reimbursement of reasonable business expenses. The Adams Employment Agreement also contains customary confidentiality, non-solicitation, and non-competition covenants. Ms. Adams has not held, and does not currently hold, any director position at the Company.

Term of Office

Our directors are appointed for a one-year term until their successors are duly elected and qualified. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

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Family Relationships

Aside from Olivia Trinh and Chanh Trinh, who are related as father and daughter (Chanh Trinh is the former co-founder of MyRxWallet DAO), there are no family relationships between or among the current directors, executive officers, or significant employees of the Company. Mr. Trinh previously sold his controlling interest in MyRxWallet DAO to MyRxWallet North America Corporation. Although he no longer holds any ownership or control, he provides assistance to the Company from time to time, as needed, pursuant to the terms of the sale agreement.

There are no other family relationships between or among the current directors, executive officers, or significant employees of the Company.

Involvement in Certain Legal Proceedings

During the past five years, none of our current directors, nominees for directors or current executive officers has been involved in any of the following:

1.	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or

2.	A conviction in a criminal proceeding (excluding traffic violations and other minor offenses).

Director Independence

We have determined that one of our directors, Scherri A. Harps, qualifies as an “independent director” within the meaning of Nasdaq listing standards. The Company does not currently have a second independent director or a constituted audit committee with financial expertise.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined in the JOBS Act, and thus the following disclosures are intended to comply with the scaled disclosure requirements applicable to emerging growth companies and “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Exchange Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer, whom we refer to as our “named executive officers.”

This section discusses the material components of the executive compensation program offered to our named executive officers. Our named executive officers for the year ended September 30, 2025 were as follows:

•	Olivia Trinh, our current Chairman, Chief Executive Officer, and Interim Chief Financial Officer;

•	Binh Do, our former President, Chief Financial Officer, and Director; and

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt could vary materially from our historical practices and currently planned programs summarized in this discussion.

Summary Compensation Table

During the year ended September 30, 2025 no compensation awarded to and earned by our named executive officers (Olivia Trinh and Binh Do) for services rendered in all capacities.

The Company currently does have any agreements in place for compensation of its officers. The Company plans to enter into employment agreements with its management as soon as funds are available for that purpose. The future agreements will likely include the following:

Future Compensation Agreements

•	Chief Executive Officer (CEO):

o	Annual salary: $200,000
o	Paid bi-weekly
o	Eligible for performance bonuses based on milestone achievements
o	Full family health plan
o	401K retirement plan
o	Life insurance
o	Year-end bonuses

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•	Other Executive Officers:

o	Annual salary: $150,000 (each)
o	Paid bi-weekly
o	Eligible for performance bonuses based on milestone achievements
o	Full family health plan
o	401K retirement plan
o	Life insurance
o	Year-end bonuses

Subsequent to September 30, 2025, Revan Adams was appointed as Executive Vice President of Sales and Marketing effective June 5, 2026. Her compensation is described in the biographical section above under “Revan Adams, Executive Vice President of Sales and Marketing.” The Adams RSA of 500,000 restricted shares was approved by the Board’s Unanimous Written Consent dated June 12, 2026.

Outstanding Equity Awards

During the year ended September 30, 2025, there were no unexercised options, stock that has not vested, and equity incentive plan awards outstanding for any of our named executive officers.

Director Compensation

During the year ended September 30, 2025, no compensation was earned by, paid to, or awarded to our non-employee directors. Subsequent to September 30, 2025, Ms. Scherri A. Harps was appointed as Independent Director effective March 1, 2026. Her compensation is governed solely by the Independent Director Appointment Agreement effective March 1, 2026, the material terms of which are described in the biographical section above under “Scherri A. Harps, Independent Director.” A separate document titled “Director of Mergers and Acquisition and Board Member Employment Agreement,” executed on or about March 1, 2026 from a generic template in error, was never operated by either party and was rescinded ab initio by Mutual Rescission executed May 8, 2026, ratified by the Board’s Unanimous Written Consent of the same date. No compensation of any kind was paid, accrued, or earned under the M&A Agreement.

Insider Trading Policy

We have not adopted an insider trading policy as our securities are not trading.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

It is the board of director’s practice to approve ordinary course annual equity grants during a scheduled meeting held each year. At this meeting, the board will approve each named executive officer’s annual equity award, if any. At this time, we do not currently anticipate granting stock options to any of our named executive officers. We do not schedule our equity grants in anticipation of the release of material, non-public information, nor do we time the release of material nonpublic information based on equity grant dates.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table and footnotes thereto set forth information regarding the number of shares of common stock beneficially owned by (i) each director, named executive officer, and executive officer of our company, (ii) each person known by us to be the beneficial owner of 10% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group as of June 18, 2026. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 280,352,363 shares of common stock outstanding as of the date of this offering statement. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this Offering Circular, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless otherwise indicated in the following table and/or the footnotes thereto, the address of our executive officers and directors in the following tables is: 732 S. 6th Street, #5397, Las Vegas, NV 89101.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Named Executive Officers, Executive Officers, and Directors
Olivia Trinh, Chairman, Chief Executive, and Interim Chief Financial Officer(2)	202,500,000(2)	72.23%
Binh Do (Former Director and Officer; resigned March 2026)(3)	1,500,000	*
Scherri A. Harps, Director	35,000	*
Named Executive Officers, Executive Officers, and Directors as a Group (3 Persons)	204,035,000	72.78%

10% Beneficial Owners
MyRxWallet Corporation(3)(5) 732 S. 6th Street, #5397, Las Vegas, NV 89101	130,000,000	46.37%
Z the FUTURE, LLC(4)(5) 30 N Gould St #13001 Sheridan, WY 82801	70,000,000	24.97%

* <1%.

_____________________

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 18, 2026.

(2)	Includes 2,500,000 shares held in Ms. Trinh’s name, 130,000,000 shares held by MyRxWallet Corp., and 70,000,000 shares held by Z the Future, LLC.

(3)	Olivia Trinh has voting and disposition authority over the shares held by MyRxWallet Corporation.

(4)	Olivia Trinh has voting and disposition authority over the shares held by Z the Future, LLC.

(5)	Does not include up to 10,557,000 shares issuable upon conversion of promissory notes issued to related parties at a conversion price of $125 per share, or shares issuable for quarterly interest payments on such notes, which could total approximately 686,010 shares annually if paid in stock.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Including the disclosure above described under the heading “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS”, in accordance with Regulation S-K Item 404(d), the following are all transactions or series of similar transactions occurring during the past two fiscal years to which we were or will be a participant, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any person who was a director, executive officer, holder of 5% or more of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest - whether or not such person is currently serving in such role. This disclosure includes transactions involving persons who have since departed the Company but were related parties at the time the transaction occurred, consistent with Instruction 1 to Item 404(a).

MyRxWallet DAO, LLC Acquisition (October 27, 2025)

(i)	What was sold: MyRxWallet DAO, LLC, a Wyoming LLC (formed September 19, 2024), which is now the Company’s technology and platform development subsidiary responsible for blockchain EHR protocols, smart contract frameworks, AI development initiatives, and decentralized data infrastructure.

(ii)	Valuation: Aggregate transaction value of $500,000,000 at $27.00 per share of Company common stock, determined by mutual agreement at arm’s length between Chanh Trinh (seller) and the Company’s Board. No formal third-party appraisal was conducted.

(iii)	Shares issued: 18,518,518 total shares allocated as: 9,259,259 shares to Chanh Trinh individually; and 9,259,259 shares to MyRxWallet DAO, Inc. (a separately incorporated affiliate, not a subsidiary of the Company). Both recipients received Rule 144 restricted shares.

(iv)	Family relationship: Chanh Trinh is the father of Olivia Trinh, the Company’s Chairman, CEO, and Interim CFO. This is a related-party transaction.

(v)	Continued involvement: Following the closing, Chanh Trinh does not hold any officer, director, or management position at the Company. No advisory or consulting agreement exists as of the date of this filing.

(vi)	What was sold: MyRxWallet DAO, LLC, a Wyoming LLC (formed September 19, 2024), which is now the Company’s technology and platform development subsidiary responsible for blockchain EHR protocols, smart contract frameworks, AI development initiatives, and decentralized data infrastructure. Chanh Trinh was the founder and former sole shareholder of MyRxWallet DAO, LLC. Pursuant to the Share Exchange Agreement dated September 22, 2025, which closed October 27, 2025, Mr. Trinh sold his entire ownership interest in MyRxWallet DAO, LLC to the Company. Following closing, Mr. Trinh has no ownership, officer, director, management, promoter, or any other role or relationship with the Company, MyRxWallet DAO, LLC, or MyRxWallet DAO, Inc. The only ongoing connection between Mr. Trinh and the Company is his family relationship as the father of Olivia Trinh, the Company’s Chairman, Chief Executive Officer, and Interim Chief Financial Officer.

(vii)	MyRxWallet DAO, Inc. shares: As a condition of the acquisition, Mr. Trinh directed that 9,259,259 of the 18,518,518 total consideration shares be issued to MyRxWallet DAO, Inc., a separately incorporated blockchain technology foundation. Upon closing of the Share Exchange Agreement on October 27, 2025, MyRxWallet DAO, Inc. became 100% owned and controlled by MyRxWallet North America Corporation. MyRxWallet DAO, Inc. is therefore an affiliate of the Company solely by virtue of the fact that it is 100% owned and controlled by MyRxWallet North America Corporation. Mr. Trinh retains no interest, role, or involvement in MyRxWallet DAO, Inc. whatsoever following the closing. The 9,259,259 shares held by MyRxWallet DAO, Inc. are subject to Rule 144 restrictions and have not been registered for resale. Chanh Trinh currently holds 9,259,259 shares of MyRxWallet North America Corporation common stock (approximately 3.27% of issued shares as of the date of this Offering Circular), all of which are subject to Rule 144 restrictions, representing the sole remaining economic interest Mr. Trinh holds in any entity within the MyRxWallet ecosystem.

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Olivia Trinh - Share Award (October 1, 2025)

Ms. Trinh received 2,500,000 shares at $85.00/share (aggregate value $212,500,000) in recognition of her service as Chairman, CEO, and Interim CFO simultaneously. The award was intended to compensate Ms. Trinh for the extraordinary breadth of responsibilities assumed at a critical stage of the Company’s development. No cash compensation was paid during this period.

Binh Do - Share Award (October 1, 2025)

Mr. Do received 1,500,000 shares at $85.00/share (aggregate value $127,500,000) in recognition of his expanded responsibilities as President in addition to CFO and Director. Mr. Do resigned from all positions effective March 9, 2026. Although Mr. Do’s voluntary resignation did not constitute a termination for Good Reason under his Employment Agreement - which would otherwise have triggered forfeiture and cancellation of his 1,500,000 restricted shares - the Company has elected to waive its contractual forfeiture rights and allow Mr. Do to retain his 1,500,000 shares. His 1,500,000 restricted shares remain issued and outstanding and are subject to Rule 144 restrictions. No clawback or further forfeiture obligation applies.

Clinrarc Bio-Bank Intelligence Pvt. Ltd. Acquisition (November 2025)

Through its wholly-owned subsidiary MyRxWallet Prana Private Limited, the Company acquired a majority and controlling interest in Clinrarc Bio-Bank Intelligence Pvt. Ltd. (formerly Clinrarc Services Pvt. Ltd.) in November 2025. The consideration for the acquisition consisted of 8,875,740 shares of Company common stock, valued by the Board of Directors at $84.50 per share, representing aggregate consideration of approximately $750,000,000. The Board determined the $84.50 per-share value based on: (i) the $27.00 per-share arm’s-length baseline established in connection with the October 2025 MyRxWallet DAO, LLC acquisition; (ii) a material increase in the Company’s committed asset base, including executed land acquisition agreements totaling approximately $104 million in the aggregate; and (iii) the strategic ecosystem value attributable to the Company’s developing healthcare data and infrastructure program. This valuation was not based on a formal third-party appraisal, and the market price of the Company’s common stock, if and when publicly traded, may differ materially from the Board-determined value. The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. A U.S.-domiciled Clinrarc counterpart entity is currently being organized in connection with related land acquisition agreements; full terms of that entity will be disclosed in a subsequent amendment to this Offering Statement.

In August 2025, Chanh Trinh (former co-founder MyRxWallet NAC and former Managing Director of MyRxWallet DAO, LLC) sold the company to MyRxWallet North America Corporation in an all-equity transaction for an aggregate valued of $500 million. The equity issuance was divided equally, with 50% issued to Chanh Trinh and 50% issued to MyRxWallet DAO, Inc.

MyRxWallet Venture Capital Inc. Formation (October 2025 / March 2026)

On October 21, 2025, the Company issued 2,958,580 shares of its common stock at $84.50 per share as the initial equity capitalization of MyRxWallet Venture Capital Inc., a newly formed Wyoming corporation that serves as the Company’s strategic mergers and acquisitions arm. The aggregate capitalization at the time of share issuance was approximately $250,000,000. The Wyoming corporate formation was completed in March 2026. MyRxWallet Venture Capital Inc. is 100% owned by the Company; there are no minority owners. The Board of Directors determined the $84.50 per-share value based on: (i) the $27.00 per-share arm’s-length baseline established in connection with the October 2025 MyRxWallet DAO, LLC acquisition; (ii) a material increase in the Company’s committed asset base, including executed land acquisition agreements totaling approximately $104 million in the aggregate; and (iii) the strategic ecosystem value attributable to the Company’s developing healthcare data and infrastructure program. This valuation was not based on a formal third-party appraisal, and the market price of the Company’s common stock, if and when publicly traded, may differ materially from the Board-determined value. The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

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On October 1, 2025, Olivia Trinh received an award of 2,500,000 common shares.

On October 1, 2025, Binh Do received an award of 1,500,000 common shares.

On January 3, 2026, we entered into a Stock Repurchase Agreement with MyRxWallet Corporation, Inc., a Wyoming corporation, an entity controlled by Olivia Trinh, our Chief Executive Officer. Pursuant to the agreement, we agreed to repurchase from MyRxWallet Corporation 10,000,000 shares of the Company’s Common Stock at $85 per share for an aggregate total of $850,000,000, which was evidenced by a Promissory Note issued to MyRxWallet Corporation.

On February 5, 2026, the parties amended and restated the Promissory Note. Under the Amended Promissory Note: (i) the maturity structure was changed to a demand note whereby the Noteholder may demand payment at any time within 24 months from February 4, 2026, and if not demanded, the Note automatically renews for an additional 24 months on the same terms; (ii) interest accrues at 7.5% per annum ($63,750,000 annual interest; $15,937,500 quarterly), payable quarterly in arrears in the form of fully paid, non-assessable shares of the Company’s common stock unless otherwise agreed by the parties; (iii) the conversion price was changed from a variable formula based on 66% of recent trading prices to a fixed price of $125 per share, with up to 7,820,000 shares issuable upon full conversion of principal and accrued interest; (iv) all overdue amounts bear interest at an additional 2%; and (v) the Company is required at all times to reserve sufficient shares of its Common Stock for full conversion of the Promissory Note.

The Amended Promissory Note also contemplates that the parties will enter into a Capped Call Agreement (an anti-dilution hedge) with a notional amount equal to the number of shares underlying the Note, a strike price of $125 per share, and a cap price of $200 per share. Settlement under the Capped Call may be in cash, shares, treasury shares, or issuer-sponsored tokenized shares. The Borrower may prepay the Note in whole or in part at any time without penalty.

On January 3, 2026, we entered into a Stock Repurchase Agreement with Z the Future, LLC, an entity controlled by Olivia Trinh, our Chief Executive Officer. Pursuant to the agreement, we agreed to repurchase from Z the Future 3,500,000 shares of the Company’s Common Stock at $85 per share for an aggregate total of $297,500,000, which was evidenced by a Promissory Note issued to Z the Future.

On February 5, 2026, the parties amended and restated the Promissory Note. Under the Amended Promissory Note: (i) the maturity structure was changed to a demand note whereby the Noteholder may demand payment at any time within 24 months from February 4, 2026, and if not demanded, the Note automatically renews for an additional 24 months on the same terms; (ii) interest accrues at 7.5% per annum ($22,312,500 annual interest; $5,578,125 quarterly as stated in the Repurchase Agreement), payable quarterly in arrears in the form of fully paid, non-assessable shares of the Company’s common stock unless otherwise agreed by the parties; (iii) the conversion price was changed from a variable formula based on 66% of recent trading prices to a fixed price of $125 per share, with up to 2,737,000 shares issuable upon full conversion of principal and accrued interest; (iv) all overdue amounts bear interest at an additional 2%; and (v) the Company is required at all times to reserve sufficient shares of its Common Stock for full conversion of the Promissory Note.

The Amended Promissory Note also contemplates that the parties will enter into a Capped Call Agreement (an anti-dilution hedge) with a notional amount equal to the number of shares underlying the Note, a strike price of $125 per share, and a cap price of $200 per share. Settlement under the Capped Call may be in cash, shares, treasury shares, or issuer-sponsored tokenized shares. The Borrower may prepay the Note in whole or in part at any time without penalty.

Note: We have identified an inconsistency in the Amended Promissory Note to Z the Future, LLC regarding the treatment of fractional shares upon conversion. One provision states fractional shares shall be rounded down or settled in cash in lieu, while another provision states fractional shares shall be rounded up to the nearest whole share. This inconsistency will need to be resolved prior to any conversion.

Please see the risk factor titled “The Company has incurred substantial indebtedness to entities controlled by our CEO, which creates significant risks of dilution, conflicts of interest, and threatens our ability to continue as a going concern.”

78

In addition, Patrick Mokros (Former co-founder and CEO of MyRxWallet NAC), David Hume (former co-founder and Chief of Staff), and members of MyRxWallet Prana Pvt. Ltd.—including Kishore K. (Co-Managing Director), Suresh Sura (Co-Managing Director), Venkatratnam Pappoppu (Co-Managing Director), Pavuluri Chaitanya (M&A Special Strategic Advisor), and Raj Kumar Yadav Ittaboiena (Public Affairs Director)—participated in and provided operational and advisory support for:

•	the acquisition of ClinRARC Services Pvt. Ltd. (now Biobank Intelligence, Inc.) for an aggregate value of $750 million; and

•	multiple land-acquisition transactions totaling approximately 400 acres, with an aggregate value of approximately $110 million, intended for data-center development, biobanking vault infrastructure, supply-chain logistics, and critical-care healthcare warehousing.

These individuals received no compensation, were granted no equity, and did not receive any direct or indirect material benefit in connection with the transactions described above. Their involvement was strictly limited to advisory and operational functions, and they are no longer affiliated with the Company.

Revan Adams — Employment Agreement and Restricted Stock Award (June 2026)

On June 5, 2026, the Company entered into the Adams Employment Agreement with Revan Adams, the Company’s Executive Vice President of Sales and Marketing, approved and ratified by the Board’s Unanimous Written Consent dated June 12, 2026 (reviewed by Independent Director Scherri A. Harps acting outside the presence of interested officers). The material terms of the transaction are: (i) annual base salary of $150,000; (ii) a grant of 500,000 shares of restricted common stock vesting in five equal annual installments of 100,000 shares commencing on the first anniversary of May 20, 2026, subject to continued employment and with full acceleration upon a Change of Control; (iii) severance equal to twelve months of base salary upon termination without Cause; and (iv) reimbursement of reasonable business expenses. The aggregate value of the 500,000 RSA shares at the Board-determined price of $85.00 per share is $42,500,000. Ms. Adams does not hold any director position and has no family relationship with any other officer or director of the Company.

79

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”). For more detailed information, please see our Articles of Incorporation, which have been filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

Our authorized capital stock consists of 750,000,000 shares of common stock, with a par value of $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this offering statement, there were 283,295,363 shares of our common stock issued, of which 280,352,363 shares are outstanding (with 2,943,000 shares held in treasury), held by 113 stockholders of record. As of the date of this offering statement, there are no outstanding shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing 50% of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and number of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

80

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our Articles of Incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

81

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options and Warrants

We have not issued and do not have outstanding any options or warrants to purchase shares of our common stock.

Market Information

Our common stock is not now listed on any national securities exchange (such as Nasdaq or the NYSE) or quotation system (such as the OTC Markets) and there is no market for our securities. Although we intend to apply for quotation of our Common Stock on the OTCQB or OTCQX through a market maker, public trading of our common stock may never materialize and there is no guarantee that an active trading market will develop in our securities. Investors should be prepared to hold our shares indefinitely.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans. We plan to adopt an equity compensation plan in the near future and to reserve 5,000,000 shares of common stock under the plan.

Exchange Act Registration

Concurrently with the qualification of this offering statement, we intend to file a registration statement on Form 8-A with the SEC to register our common stock under Section 12(g) of the Exchange Act. Upon effectiveness of the Form 8-A, our common stock will become subject to the periodic reporting requirements of the Exchange Act, including the requirements to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

This registration is voluntary and is not required for Regulation A offerings. However, our Board of Directors believes the benefits of Exchange Act reporting status—including enhanced credibility, transparency, and potential for future exchange listing—outweigh the significant additional costs and administrative burdens.

The Form 8-A registration will also subject our directors, executive officers, and beneficial owners of more than 10% of our common stock to the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act.

82

LEGAL MATTERS

The legality of the issuance of the shares of Common Stock offered by this Offering Circular will be passed upon for us by Business Legal Advisors, LLC of Draper, Utah.

EXPERTS

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company as of September 30, 2025, which include an explanatory paragraph relating to our ability to continue as a going concern, included in this Offering Circular have been audited by LAO Professionals, an independent auditor, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

83

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of MyRxWallet North America Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MyRxWallet North America Corporation (the ‘Company’) as of September 30, 2025, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for period ended September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2025, and the results of its operations and its cash flows for each of the period ended September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company suffered an accumulated deficit of $39,534. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 4 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. There was no Critical Audit Matter to be communicated.

/S/ Lateef Awojobi

LAO PROFESSIONALS

(PCAOB ID 7057)

Lagos, Nigeria

We have served as the Company’s auditor since 2025.

January 22, 2026

F-1

MYRXWALLET NORTH AMERICA CORPORATION
CONSOLIDATED BALANCE SHEETS (AUDITED)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2025

September 30, 2025
(Audited)
Assets

Current assets:
Cash	$48,998
Prepaid expenses, current	–

Total assets	$48,998

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$13,177
Accrued expenses, related party	–
Total Current liabilities	13,177
Accrued interest – non-current	–
Total liabilities	13,177

Stockholders’ Equity (Deficit):
Preferred stock, par value shares authorized, 25,000,000 issued and	–
Common stock, par value $0.0001, 300,000,000 shares authorized; 250,604,316 shares issued and outstanding, as of September 30, 2025	25,060
Additional paid-in capital	50,294
Accumulated deficit	(39,534)
Total stockholders’ equity (deficit)	35,821
Total liabilities and stockholders’ equity (deficit)	$48,998

The accompanying notes are an integral part of these consolidated financial statements.

F-2

MYRXWALLET NORTH AMERICA CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS (AUDITED)
FOR THE PERIOD FROM OCTOBER 16, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2025

September 30, 2025
(Audited)
Revenue
Sales	$–
Total Revenue	–

Operating expenses
General and administrative	39,533.80
Total operating expenses	39,533.80
Operating income (loss)	(39,533.80)

Other income (expense):
Interest income (expense)
Total other income (expense)	–

Interest income (expense)	–

Income (loss) before provision for income taxes	(39,533.80)
Provision (benefit) for income taxes	–
Net income (loss)	$(39,533.80)

Net loss per common share, basic and diluted	$(0.00)
Weighted average number of common shares outstanding basic and diluted	249,808,034

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MYRXWALLET NORTH AMERICA CORPORATION
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD FROM OCTOBER 16, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2025

							Total
					Additional		Stockholders’
	Preferred Stock		Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
September 30, 2024	–	$–	–	$–	$–	$–	$–
September 30, 2024	–	–	–	–	–	–	–
September 30, 2024	–	–	–	–	–	–	–

Common Stock	–	–	250,604,316	25,060	50,294	–	–
Net loss	–	–	–	–	–	(39,534)	(39,534)
September 30, 2025	–	$–	250,604,316	$25,060	$50,294	$(39,534)	$(39,534)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MYRXWALLET NORTH AMERICA CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (AUDITED)
FOR THE PERIOD FROM OCTOBER 16, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2025

September 30, 2025
(Audited)
Operating Activities:
Net loss	$(39,534)
Change in assets and liabilities:
Accounts payable	13,177
Net cash provided by (used in) operating activities	$(26,357)

Investing Activities:
Property, plant and equipment	–
Net cash used in investing activities	$–

Financing Activities:
Opening balance
Stock issued for cash	25,060
Additional paid in capital	50,294
Net cash provided by (used in) financing activities	$75,355

Net increase (decrease) in cash	48,998
Cash at beginning of the period	–
Cash at end of the period	$48,998

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2025
(In U.S. dollars)

Note 1 – Organization and Nature of Operations

MyRxWallet North America Corporation (the “Company”) was incorporated on October 16, 2024. The Company is in the development stage and has not generated revenues since inception. The Company’s activities to date have consisted primarily of organizational activities, preparation for a Regulation A offering, professional fees, and related administrative costs.

The Company has one wholly owned subsidiary, MyRxWallet Prana Private Limited (“Prana”), organized in India. These consolidated financial statements include the accounts of the Company and Prana. All material intercompany balances and transactions have been eliminated in consolidation.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation. The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements are Audited and, in the opinion of management, include all normal recurring adjustments necessary for a fair presentation.

Accounts Payable.

Accounts payable and accrued liabilities of approximately $13,177 as of September 30, 2025 consisted primarily of unpaid professional fees payable to The Doney Law Firm (approximately $10,871) and BD Tax Group (approximately $2,306).

Use of Estimates.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies. Actual results could differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of September 30, 2025.

Foreign Currency Translation. The functional currency of the Company is the U.S. dollar. The functional currency of Prana is the Indian Rupee (“INR”). Prana’s assets and liabilities are translated to U.S. dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at average exchange rates during the period. Translation adjustments are recorded in accumulated other comprehensive income (loss). For purposes of these Audited consolidated financial statements, management used an exchange rate of INR 85 = USD 1.00 to translate Prana bank activity and the Prana cash balance as of September 30, 2025.

Income Taxes. The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for temporary differences. Management has not recorded material deferred tax balances for the period presented.

Note 3 – Potential Acquisitions and Business Combinations

Management has evaluated potential acquisitions and strategic transactions, including potential acquisitions of foreign operating entities and certain land-related opportunities. As of September 30, 2025, no such acquisition had been consummated that required recognition in these consolidated financial statements. Any future transactions may be subject to additional terms and conditions, including the successful closing of the Company’s offering and other liquidity events.

6

Note 4 – Going Concern

The Company has incurred losses since inception and, as of September 30, 2025, had not generated revenues. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date these financial statements are issued. Management’s plans to alleviate this substantial doubt include raising additional capital through equity and/or debt financings, including proceeds from the planned offering. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 5 – Stockholders’ Equity

The Company is authorized to issue 300,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2025, the Company had 250,604,316 shares of common stock issued and outstanding and no preferred shares issued or outstanding.

Note 6 – Related Party Transactions

During the period from inception through September 30, 2025, the Company advanced approximately $1,200 to Prana to fund initial set-up and professional costs. The intercompany receivable/payable is eliminated in consolidation.

Office space is provided free of charge by the Company’s President and Chief Financial Officer. The Company recognized no rent expense for the period presented.

Based on the Prana bank activity provided, Prana incurred approximately INR 88,033 of payments during August and September 2025, which management has classified as legal and professional services in these draft financial statements (approximately $1,036 translated at INR 85 = USD 1). The remaining Prana cash balance included in consolidated cash at September 30, 2025 was approximately INR 15,801 (approximately $186).

Note 7 – Commitments and Contingencies

The Company (through its subsidiary) has entered into and/or evaluated certain land purchase and lease agreements in India in connection with potential future projects. As of September 30, 2025, legal title had not transferred, and no land assets were recorded on the consolidated balance sheet. Management has disclosed the aggregate contracted value of these land-related agreements as approximately $107,030,968.82. Any future closings, if consummated, are expected to occur after the closing of the Company’s offering and are subject to the satisfaction of applicable closing conditions, including funding.

Note 8 – Subsequent Events

Management evaluated subsequent events through the date these financial statements were available to be issued. Subsequent to September 30, 2025, the Company completed certain equity transactions, including issuances of common stock in connection with acquisitions and compensation arrangements, and also repurchased shares that are held as treasury stock. These events are considered subsequent events and are not reflected in the accompanying consolidated financial statements as of September 30, 2025.

•	October 20, 2025 – issuance of 9,259,259 common shares in connection with the acquisition of MyRxWallet DAO LLC.
•	October 20, 2025 – issuance of 9,259,259 common shares to Chanh Trinh.
•	October 21, 2025 – issuance of 8,875,740 common shares in connection with the acquisition of Clinrarc Pvt. Ltd.
•	October 21, 2025 – issuance of 2,958,580 common shares in connection with MyRxWallet Prana Pvt. Ltd.
•	October 21, 2025 – issuance of 2,958,580 common shares in connection with MyRxWallet Venture Capital Inc.
•	October 31, 2025 – repurchase of 13,500,000 common shares (10,000,000 shares from MyRxWallet Corporation and 3,500,000 shares from Z the Future, LLC) held as treasury stock.
•	October 31, 2025 – issuance of common shares for officer compensation (2,500,000 shares to Olivia Trinh and 1,500,000 shares to Binh Do).

No other subsequent events requiring recognition in the consolidated financial statements were identified.

F-7

PART III - EXHIBITS

Exhibits

The following exhibits are included as part of this Offering Statement:

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Amended and Restated Articles of Incorporation filed March 10, 2026	1-A	024-12775	2.1	6/22/26
2.2	Bylaws	1-A	024-12775	2.2	6/22/26
4.1	Subscription Agreement	1-A	024-12775	4.1	6/22/26
6.1	Amended Promissory Note Issued to Z the Future, LLC dated February 4, 2026	1-A	024-12775	6.1	6/22/26
6.2	Amended Repurchase Agreement with Z the Future, LLC dated February 4, 2026	1-A	024-12775	6.2	6/22/26
6.3	Amended Promissory Note Issued to MyRxWallet Corporation, Inc. dated February 4, 2026	1-A	024-12775	6.3	6/22/26
6.4	Amended Repurchase Agreement with MyRxWallet Corporation, Inc. dated February 4, 2026	1-A	024-12775	6.4	6/22/26
6.5	Agreement to Lease dated August 13, 2025 with Smt. Architha Raj Kumar Ittaboiena	1-A	024-12775	6.5	6/22/26
6.6	Agreement of Sale dated August 9, 2025 with Chendireddy Raji Reddy	1-A	024-12775	6.6	6/22/26
6.7	Agreement of Sale dated August 16, 2025 with Smt. Architha Raj Kumar Ittaboiena	1-A	024-12775	6.7	6/22/26
6.8	Agreement of Sale dated August 16, 2025 with Pandi Venkatesh	1-A	024-12775	6.8	6/22/26
6.9+	Mutual Rescission of Director of Mergers and Acquisition and Board Member Employment Agreement, dated May 12, 2026, by and between MyRxWallet North America Corporation and Scherri A. Harps	1-A	024-12775	6.9+	6/22/26
6.10+	Independent Director Appointment Agreement effective March 1, 2026, by and between MyRxWallet North America Corporation and Scherri A. Harps (controlling agreement governing Ms. Harps’s service as non-employee Independent Director)	1-A	024-12775	6.10+	6/22/26
7.1	Share Exchange Agreement dated September 22, 2025 with MyRxWallet DAO, LLC and Chanh Trinh	1-A	024-12775	7.1	6/22/26
7.2	Share and Asset Purchase Agreement dated September 24, 2025 with Clinrarc Pvt. Ltd.	1-A	024-12775	7.2	6/22/26
7.3	Share Purchase Agreement dated June 17, 2025, between MyRxWallet Prana Private Limited and Noah Therapeutics Private Limited	1-A	024-12775	7.3	6/22/26
10.1	Power of Attorney	1-A	024-12775	10.1	6/22/26
11.1	Consent of Business Legal Advisors, LLC (included in Exhibit 12.1)	1-A	024-12775	11.1	6/22/26
11.2	Consent of LAO Professionals	1-A	024-12775	11.2	6/22/26
12.1	Opinion of Business Legal Advisors, LLC as to the legality of the securities being offered	1-A	024-12775	12.1	6/22/26
15.1	Investor Presentation 1					X
15.2	Investor Presentation 2	1-A	024-12775	15.2	6/22/26

____________

+ Management compensatory arrangement.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 23, 2026.

MyRXWallet North America Corporation

By:	/s/ Olivia Trinh
Name:	Olivia Trinh
Chairman, Chief Executive Officer, and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on June 23, 2026:

Name	Title

/s/ Olivia Trinh	Chief Executive Officer, Interim Chief Financial Officer, and Chairman
Olivia Trinh

/s/ Scherri A. Harps	Director
Scherri A. Harps

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